SECURITIES PURCHASE AGREEMENT

                                    AMONG

                       PEOPLES TELEPHONE COMPANY, INC.,

                           UBS CAPITAL CORPORATION

                                    AND

                       APPIAN CAPITAL PARTNERS, L.L.C.

                               JULY 3, 1995

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                             TABLE OF CONTENTS

ARTICLE I

     ISSUANCE AND SALE OF THE SECURITIES . . . . . . . . . . . . . . .  -1-
     1.1  Securities Purchase. . . . . . . . . . . . . . . . . . . . .  -1-
     1.2  Closing Transactions . . . . . . . . . . . . . . . . . . . .  -2-

ARTICLE II

     CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . .  -2-
     2.1  Conditions to each Purchaser's Obligations . . . . . . . . .  -2-
     2.2  Conditions to the Company's Obligations. . . . . . . . . . .  -6-

ARTICLE III

     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -7-
     3.1  Affirmative Covenants of the Company . . . . . . . . . . . .  -7-
     3.2  Negative Covenants of the Company. . . . . . . . . . . . . . -10-

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . -14-
     4.1  Organization and Corporate Power . . . . . . . . . . . . . . -14-
     4.2  Authorization of Transactions. . . . . . . . . . . . . . . . -15-
     4.3  Capitalization . . . . . . . . . . . . . . . . . . . . . . . -15-
     4.4  Absence of Conflicts . . . . . . . . . . . . . . . . . . . . -16-
     4.5  Financial Statements . . . . . . . . . . . . . . . . . . . . -16-
     4.6  Absence of Undisclosed Liabilities . . . . . . . . . . . . . -17-
     4.7  Absence of Material Adverse Change . . . . . . . . . . . . . -17-
     4.8  Absence of Certain Developments. . . . . . . . . . . . . . . -18-
     4.9  Title to Properties. . . . . . . . . . . . . . . . . . . . . -20-
     4.10 Environmental and Safety Matters . . . . . . . . . . . . . . -20-
     4.11 Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . -21-
     4.12 Litigation; Proceedings. . . . . . . . . . . . . . . . . . . -22-
     4.13 Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . . -23-
     4.14 Governmental Licenses and Permits. . . . . . . . . . . . . . -23-
     4.15 Employees. . . . . . . . . . . . . . . . . . . . . . . . . . -24-
     4.16 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . -25-
     4.17 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . -27-
     4.18 Affiliate Transactions . . . . . . . . . . . . . . . . . . . -27-
     4.19 Compliance with Laws . . . . . . . . . . . . . . . . . . . . -27-
     4.20 Governmental Consent, etc. . . . . . . . . . . . . . . . . . -27-
     4.21 Customers. . . . . . . . . . . . . . . . . . . . . . . . . . -27-
     4.22 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . -28-
     4.23 Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . -29-
     4.24 INVESTMENT COMPANY . . . . . . . . . . . . . . . . . . . . . -29-

     4.26 SMALL BUSINESS MATTERS . . . . . . . . . . . . . . . . . . . -30-
     4.27 Closing Date . . . . . . . . . . . . . . . . . . . . . . . . -30-

ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. . . . . . . . . -30-
     5.1  Organization and Power . . . . . . . . . . . . . . . . . . . -30-
     5.2  Authorization. . . . . . . . . . . . . . . . . . . . . . . . -31-
     5.3  No Violation . . . . . . . . . . . . . . . . . . . . . . . . -31-
     5.4  Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . . -31-
     5.5  Closing Date . . . . . . . . . . . . . . . . . . . . . . . . -31-

ARTICLE VI

     TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . -31-
     6.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . -31-
     6.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . -32-

ARTICLE VII

     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . -32-

ARTICLE VIII

     ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . -37-
     8.1  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . -37-
     8.2  Indemnification. . . . . . . . . . . . . . . . . . . . . . . -38-
     8.3  Indemnification Procedure. . . . . . . . . . . . . . . . . . -39-
     8.4  Press Releases and Announcements . . . . . . . . . . . . . . -40-
     8.5  Further Transfers. . . . . . . . . . . . . . . . . . . . . . -41-
     8.6  Specific Performance . . . . . . . . . . . . . . . . . . . . -41-
     8.7  Investigation. . . . . . . . . . . . . . . . . . . . . . . . -41-
     8.8  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . -42-
     8.9  Exclusivity. . . . . . . . . . . . . . . . . . . . . . . . . -42-
     8.10 Transfer of Securities . . . . . . . . . . . . . . . . . . . -43-
     8.11 Purchasers' Representations. . . . . . . . . . . . . . . . . -44-
     8.12 STANDSTILL . . . . . . . . . . . . . . . . . . . . . . . . . -44-
     8.13 CONTINGENT WARRANTS. . . . . . . . . . . . . . . . . . . . . -47-
     8.14 REGULATORY COMPLIANCE COOPERATION. . . . . . . . . . . . . . -48-

ARTICLE IX

     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . -49-
     9.1  Amendment and Waiver . . . . . . . . . . . . . . . . . . . . -49-
     9.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . -49-
     9.3  Binding Agreement; Assignment. . . . . . . . . . . . . . . . -50-
     9.4  Severability . . . . . . . . . . . . . . . . . . . . . . . . -51-
     9.5  No Strict Construction . . . . . . . . . . . . . . . . . . . -51-

                                    -ii-

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     9.6  Headings; Interpretation . . . . . . . . . . . . . . . . . . -51-
     9.7  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . -51-
     9.8  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . -51-
     9.9  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . -51-
     9.10 Parties in Interest. . . . . . . . . . . . . . . . . . . . . -52-

                                 EXHIBITS

Exhibit A  -  Form of Certificate of Amendment for
               Preferred Stock

Exhibit B  -  Form of Warrant

Exhibit C  -  Terms of Registration Rights Agreement

Exhibit D  -  Form of Opinion of Company's Counsel

Exhibit E  -  Financial Disclosure

Exhibit F  -  Form of Contingent Warrant

                             LIST OF SCHEDULES

Schedule 4.1        -    Subsidiaries/Investments Schedule

Schedule 4.3        -    Capitalization Schedule

Schedule 4.4        -    Conflicts Schedule

Schedule 4.5        -    Financial Statement Schedule

Schedule 4.8        -    Developments Schedule

Schedule 4.10       -    Environmental Schedule

Schedule 4.11       -    Tax Schedule

Schedule 4.12       -    Litigation Schedule

Schedule 4.13       -    Brokerage Schedule

Schedule 4.14       -    Government License/Permit Schedule

Schedule 4.15       -    Employees Schedule

Schedule 4.16       -    Employee Benefit Plans Schedule

Schedule 4.21       -    Customers Schedule

Schedule 4.22       -    Disclosure Schedule

Schedule 4.23       -    Contracts Schedule

                    SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made as of July 3, 1995 by and among Peoples Telephone Company, Inc., a New York corporation (the "COMPANY"), UBS Capital Corporation, a New York corporation ("UBS"), and Appian Capital Partners, L.L.C., a Delaware limited liability company ("ACP" and together with UBS, the "PURCHASERS"). Except as otherwise indicated herein, capitalized terms used herein are defined in Article VII hereof.

          Subject to the terms and conditions set forth herein, UBS desires to purchase from the Company, and the Company desires to issue to UBS, shares of Series C Cumulative Convertible Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"), convertible at any time after the Closing Date (as defined below) into shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), under circumstances as described herein. In addition, ACP desires to purchase from the Company, and the Company desires to issue to ACP, one or more warrants (the "WARRANTS") to purchase at any time after the Closing Date shares of Common Stock under the circumstances as described herein. The Preferred Stock, Underlying Common Stock (as defined herein) and the Warrants are sometimes referred to herein as the "SECURITIES."

          In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                              ARTICLE I

                 ISSUANCE AND SALE OF THE SECURITIES

          1.1 SECURITIES PURCHASE. On the terms and subject to the conditions of this Agreement, at the Closing:

          (a) The Company shall authorize the issuance and sale to UBS of 150,000 shares of Preferred Stock having the rights and preferences set forth in Exhibit A attached hereto and which will initially be convertible into an aggregate of 2,857,142.9 shares of Common Stock. The total purchase price of the Preferred Stock will be $15,000,000. Each share of Preferred Stock will initially be convertible into Common Stock at $5.25 per share.

          (b) The Company shall authorize the issuance and sale to ACP of the Warrants, having the rights and preferences set forth in Exhibit B attached hereto, initially exercisable to purchase up to an aggregate of 275,000 shares of Common Stock. The aggregate purchase price of the Warrants will be $100,000.

          (c) The Company shall authorize the issuance and sale to UBS of the Contingent Warrants (the "Contingent Warrants"), as described in Section 8.13 hereof.

          1.2  CLOSING TRANSACTIONS.

          (a) CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York at 10:00 a.m., on the date of closing of the Senior Note Financing (as defined below) (so long as all conditions to the obligations of the parties to consummate the transactions contemplated hereby have been satisfied or waived), or at such other time and location as is mutually agreed upon by the Company and the Purchasers but in any event not after [AUGUST 15], 1995. The date and time of the Closing are herein referred to as the "CLOSING DATE."

          (b) TRANSFERS. Subject to the conditions set forth in this Agreement, at the Closing Date the Company shall issue and deliver (i) to UBS, stock certificates for 150,000 shares of Preferred Stock duly registered in the name of UBS or one or more of its nominee(s) against payment by UBS of $15,000,000 as the purchase price therefor, (ii) to ACP, the Warrants duly registered in the name of ACP or one or more of its nominee(s), against payment by ACP of $100,000 and (iii) to UBS, the Contingent Warrants duly registered in the name of UBS or one or more of its nominee(s), against payment by UBS of $1.00 (each of the foregoing are collectively referred to herein as the "CLOSING TRANSACTIONS").

                             ARTICLE II

                       CONDITIONS TO CLOSING

          2.1 CONDITIONS TO EACH PURCHASER'S OBLIGATIONS. The obligation of each of the Purchasers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a)  the representations and warranties set forth in
Article IV hereof and in any writing delivered pursuant hereto will be true and correct at and as of the Closing Date as though then made and as though references to the Closing Date were substituted for references to the date of this Agreement throughout such representations and warranties;

          (b) the Company will have performed and complied with each of the covenants and agreements required to be performed by it under this Agreement and the agreements and documents attached hereto as Exhibits prior to the Closing (except for any breaches which, individually or collectively with any and all other breaches by the Company of this Agreement, would not, and could not reasonably be expected to, have a Material Adverse Effect or be materially adverse to the interests of the Purchasers);

          (c)  since March 31, 1995, except as set forth on
Schedule 4.8 and except for the Refinancing (as defined herein), there will have been no change, circumstance or event which, individually or collectively with each other such change, circumstance or event, has had or which could be expected to have a Material Adverse Effect;

          (d) all consents and waivers by third parties that are required for the consummation of the transactions contemplated hereby including, without limitation, any consents required pursuant to any leases or subleases and any consents or waevers that are required in order that the transactions contemplated hereby do not constitute a breach of or a default under or a termination or modification of any agreement or instrument set forth on Schedule 4.4 or any other material agreement to which the Company or any of its Subsidiaries is a party or to which any material property of the Company or any of its Subsidiaries is subject, will have been obtained on terms reasonably satisfactory to the Purchasers;

          (e) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby (including, without limitation, any FCC filings, authorizations and approvals), if any, will have been duly made and obtained and all waiting periods will have expired on terms reasonably satisfactory to the Purchasers other than those filings, authorizations or approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect;

          (f) the Company shall have duly adopted, executed and filed with the Secretary of State of New York a Certificate of Amendment of Rights and Preferences establishing the terms and the rights and preferences of the Preferred Stock in the form set forth in Exhibit A hereto (the "CERTIFICATE OF AMENDMENT"), and the

Company shall not have adopted or filed any other document designating terms, rights or preferences of its preferred stock.
The Certificate of Amendment shall be in full force and effect as of the Closing under the laws of New York and shall not have been amended or modified;

          (g) the Company and the Purchasers shall have entered into a registration rights agreement with respect to the Preferred Stock, the Warrants and the Underlying Common Stock (the "REGISTRATION RIGHTS AGREEMENT") including provisions to the effect of those set forth on Exhibit C attached hereto, as well as other provisions reasonably required by the Purchasers, and the Registration Rights Agreement shall be in form reasonably satisfactory to the Purchasers and in full force and effect as of the Closing;

          (h) the Company's board of directors (the "BOARD OF DIRECTORS") shall have taken all such action as is necessary and sufficient to ensure that, effective as of the Closing, the Board of Directors shall be comprised of six members, including the Chief Executive Officer of the Company, the President of the Company, two directors designated by UBS, and two individuals who are currently serving as directors of the Company;

          (i) the senior note financing (the "SENIOR NOTE FINANCING") placed by Merrill Lynch & Co. shall have been consummated on the terms set forth in the form of Indenture previously delivered to UBS and its counsel, as amended to reflect the terms set forth in the Preliminary Offering Memorandum dated as of July 3, 1995 relating to the Senior Note Financing (the "Preliminary Memorandum") and such other amendments thereto reasonably acceptable to the Purchasers and the Company shall have received not less than $75,000,000 of gross proceeds therefrom;

          (j) the Company shall be simultaneously consummating the sale of Securities contemplated hereby to the other Purchaser;

          (k) the Purchasers will have received (addressed to each Purchaser) an opinion, dated the Closing Date, of New York counsel to the Company, which counsel is experienced in transactions of the type contemplated hereby and is reasonably satisfactory to the Purchasers, in the form attached hereto as Exhibit D and otherwise in form and substance reasonably satisfactory to the Purchasers and their counsel;

          (l) the Second Amended and Restated Warrant Agreement dated as of February 17, 1994 between the Company and Creditanstalt American Corporation shall have been amended, in a manner reasonably satisfactory to the Purchasers, to clarify that there shall be no increase in the amount of Stock issuable, or decrease in the price payable to the Company, upon exercise of the warrants issued thereunder upon (i) consummation of the transactions contemplated hereby or upon issuance of any Stock upon conversion of the Convertible Preferred Stock or upon exercise of the Warrants, or (ii) issuance of any Common Stock upon exercise or conversion of, or in exchange for, any option, right, warrant or convertible security (other than options, warrants, rights or convertible securities issued to officers or employees of the Company or any of its Subsidiaries) if no such increase in such amount of stock or decrease in price payable to the Company was required pursuant to the terms thereof upon issuance of any such option, right, warrant or convertible security;

          (m) The Company shall have delivered to each Purchaser all of the following:

             (i) an Officer's Certificate of the Company, dated the Closing Date, stating that the conditions specified in Sections 2.1(a)-(j) above, inclusive, have been satisfied;

             (ii) certified copies of the resolutions of the Board of Directors approving the transactions contemplated by this Agreement;

             (iii)  certified copies of the certificate of
     incorporation (the "CERTIFICATE OF INCORPORATION") and bylaws (the "BYLAWS") of the Company as in effect as of the Closing
     Date;

             (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions contemplated herein; and

             (v) such other documents or instruments as the Purchasers may reasonably request to effect the transactions contemplated hereby;

          (n) the Company shall have delivered to UBS the following:

               (i) duly completed and executed SBA (as defined in Section 8.14) Forms 480, 652 and 1031 (Part A);

               (ii) a business plan reasonably satisfactory to UBS relating to its SBA regulatory requirements, showing the Company's financial projections;

               (iii) a written statement from the Company regarding its intended use of proceeds from the financing under this Agreement; and

               (iv) a list, after giving effect to the transactions contemplated by this Agreement, of (x) the name of each of the Company's directors, (y) the name and title of each of the Company's officers and (z) the name of each of the Company's stockholders (as set forth in the Section of the Preliminary Memorandum and any amendment thereto, including the final memorandum, entitled "Principal Shareholders") setting forth the number and class of shares held; and

          (o) all proceedings to be taken by the Company in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents, including customary representations, warranties, covenants, conditions and remedies for breach, required to be delivered by the Company to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Purchasers.

          Any condition to the obligations of the Purchasers specified in this Section 2.1 may be waived by the Purchasers in their sole discretion.

          2.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a)  the representations and warranties set forth in
Article V hereof and in any writing delivered pursuant hereto will be true and correct at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties;

          (b) the Purchasers will have performed and complied in all material respects with all of the covenants and agreements required to be performed by them under this Agreement prior to the Closing;

          (c) all consents and waivers by third parties that are required for the consummation of the transactions contemplated hereby including, without limitation, any consents required pursuant to any leases or subleases or that are required in order that the transactions contemplated hereby do not constitute a breach of or a default under or a termination or modification of any material agreement to which the Company or any of its

Subsidiaries is a party or to which any material property of the Company or any of its Subsidiaries is subject, will have been obtained on terms reasonably satisfactory to the Company; and

          (d) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby (including, without limitation, any FCC filings, authorizations and approvals), if any, will have been duly made and obtained and all waiting periods will have expired on terms reasonably satisfactory to the Company other than those filings, authorizations or approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

          The conditions specified in this Section 2.2 may be waived by the Company, in its sole discretion.

                             ARTICLE III

                              COVENANTS

          3.1 AFFIRMATIVE COVENANTS OF THE COMPANY. From the date hereof through the Closing and thereafter (unless otherwise indicated) so long as the number of shares of Underlying Common Stock in existence equals or exceeds 25% of the number in existence immediately after the Closing (as adjusted for stock splits, stock dividends, combinations of shares and similar recapitalizations), the Company covenants and agrees that it will and will cause each of its Subsidiaries to:

          (a) prior to the Closing, conduct the business and operations of the Company and its Subsidiaries only in accordance with applicable laws in the ordinary course of business and in accordance with the Company's past custom and practice;

          (b) prior to the Closing, cooperate with the Purchasers and use its best efforts to make all registrations, filings and applications, to give all notices and to obtain all governmental (including, without limitation, FCC), third party or other consents, transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby and to cause the other conditions to the Purchasers' or the Company's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered);

          (c)  prior to the Closing, promptly inform the Purchasers
(i) if any of the representations and warranties contained in
Article IV was not true and correct when made or would not be true and correct if restated on any day following the date hereof through the Closing Date and describing each variance therefrom,
(ii) of each breach of any covenant hereunder by the Company and
(iii) of any other development, circumstance or event which, individually or in the aggregate with other developments, circumstances or events, has, or could reasonably be expected to have a Material Adverse Effect. No disclosure pursuant to this
Section 3.1(c) shall be deemed to amend or supplement this Agreement or any Schedule hereto or to prevent or cure any breach of warranty, breach of covenant or misrepresentation;

          (d) cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that the foregoing shall not prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Board of Directors, desirable in the conduct of its business or the business of any of its Subsidiaries and is not disadvantageous in any material respect to the holders of Preferred Stock or other Underlying Common Stock;

          (e) preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of Preferred Stock and other Underlying Stock; and PROVIDED, FURTHER, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets which is not otherwise prohibited by the terms of this Agreement and is in accordance with the Company's Certificate of Incorporation, as amended by the Certificate of Amendment;

          (f) maintain the books, accounts and records of the Company and its Subsidiaries in accordance with past custom and practice as used in the preparation of the Financial Statements (as defined in Section 4.5) except to the extent permitted or required by GAAP;

          (g) keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if easonable and in comparable form to that maintained by companies similarly situated);

          (h) comply with all material legal requirements and material contractual obligations applicable to the operations and business of the Company and its Subsidiaries and pay all applicable Taxes as they become due and payable;

          (i) permit representatives of the Purchasers and their agents (including their counsel, accountants and consultants) to have reasonable access during business hours to the Company's books, records, facilities, key personnel, officers, directors, customers, independent accountants and legal counsel;

          (j) assert and enforce all, and shall not (except with Super Majority Board Vote) amend or waive any of the Company's rights under, all agreements between the Company and any of its directors, executive officers and other Affiliates, and shall pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights;

          (k) at all times file all reports (including annual reports, quarterly reports and the information, documentation and other reports) required to be filed by the Company under the Exchange Act and Sections 13 and 15 of the rules and regulations adopted by the SEC thereunder, and the Company shall use its best efforts to file each of such reports on a timely basis, and take such further action as any holder or holders of Securities may reasonably request, all to the extent required to enable such holders to sell Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC and to enable the Company to register securities with the SEC on Form S-3 or any similar short-form registration statement;

          (l) permit UBS, so long as holders of shares of the Preferred Stock have the right, voting as a separate class, to elect one or more directors to the Board of Directors, to designate one observer to attend each meeting of the Board of Directors and each committee thereof, including each telephonic meeting thereof; and

          (m) if the Company ceases to be a reporting Company under the Exchange Act or to comply with its reporting obligations thereunder, make available, upon request, to any holder of the Securities, so long as the Securities remain outstanding, the information set forth on Exhibit E attached hereto.

          3.2 NEGATIVE COVENANTS OF THE COMPANY. From the date hereof through the Closing and thereafter (unless otherwise indicated) so long as the number of shares of Underlying Common Stock in existence equals or exceeds 25% of the number in existence immediately after the Closing (as adjusted for stock splits, stock dividends, combinations of shares and similar recapitalizations), the Company agrees that it will not, and will cause each of its Subsidiaries not to:

          (a) prior to the Closing, (i) take any action that would require disclosure pursuant to Section 3.1(c) of this Agreement,
(ii) operate the business of the Company and its Subsidiaries other than in the ordinary course of business, or (iii) take any action which, or omit to take any action the omission of which, could reasonably be expected to have a Material Adverse Effect;

          (b) prior to the Closing, enter into any material contract, lease, agreement or transaction or any renewal, modification or extension thereof out of the ordinary course of the business of the Company and its Subsidiaries or restricting in any material way the conduct of the business of the Company and its Subsidiaries;

          (c) amend the Certificate of Incorporation or Bylaws if such amendment would adversely affect any rights of the holders of Preferred Stock or other Underlying Common Stock or subordinate any rights of holders of Preferred Stock to the rights of any other holders of Stock of the Company;

          (d) except for a sale of Common Stock pursuant to an underwritten public offering registered pursuant to the Securities Act, issue or sell or otherwise transfer for consideration (an "ISSUANCE") Stock of the Company unless, at least 20 days and not more than 60 days prior to such Issuance, the Company notifies each holder of Securities in writing of the Issuance (including the price, the purchaser(s) thereof and the other terms thereof) and grants to each holder of Securities the right (the "RIGHT") to subscribe for and purchase such additional shares or other securities so issued at the same price and on the same terms as issued in the Issuance such that, after giving effect to the

Issuance and exercise of the Right, the Securities owned by such holder shall represent the same percentage of the outstanding Common Stock (including, for purposes of this calculation, all Common Stock and assuming the issuance of Common Stock upon conversion, exchange or exercise of any security so convertible, exchangeable or exercisable issued in the Issuance or subject to the Right) as was owned by such holder prior to the Issuance, or such lesser amount designated by such holder. The Right may be exercised by such holder or its nominee at any time by written notice to the Company received by the Company within 15 days after receipt of notice by such holder from the Company of the Issuance. The closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 5 days after the Company receives notice of the exercise of the Right and concurrently with the closing of the Issuance. Notwithstanding the foregoing, the Right shall not apply to (i) issuances of Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock), pro rata to all holders of Common Stock, as a dividend on, subdivision of, or other distribution in respect of, the Common Stock, (ii) issuances of Common Stock upon exercise or conversion of options, warrants and other rights to acquire Common Stock outstanding on the date hereof as reflected in Schedule 4.3, in each case issued in accordance with the terms thereof as in effect on the date hereof or as such terms may thereafter be adjusted as described in Schedule 4.3, (iii) issuances of Common Stock upon exercise of stock options granted to employees pursuant to employee stock option and stock ownership plans approved by the Board of Directors and (iv) issuances of Common Stock pursuant to the terms approved by the Board of Directors in connection with the acquisition of interests in another company or business as contemplated by paragraph (g) or (j);

          (e) without a Super Majority Board Vote, enter into any transaction or series of transactions with any stockholder, director, officer, employee or Affiliate which would require disclosure pursuant to Rule 404 of Regulation S-K under the Securities Act.

          (f) without a Super Majority Board Vote, except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features or issued with capital stock (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) other than Permitted Equity Kickers, (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or issue any Stock which votes generally in the election of the Company's directors, except stock which at no time receives more than one vote per share of Common Stock which is then issuable upon conversion thereof or (c) stock appreciation rights or phantom stock rights other than pursuant to employee benefit plans approved by the Board of Directors.

          (g) without a Super Majority Board Vote, merge or consolidate with any Person or, except as permitted by subparagraph
(h), (i) or (j) below, permit any Subsidiary to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary);

          (h) without a Super Majority Board Vote, sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, assets of the Company and its Subsidiaries, in one transaction or series of related transactions involving aggregate value (computed on the basis of book value, determined in accordance with GAAP consistently applied, or fair market value, determined by the Board of Directors in its reasonable good faith judgment) or consideration in excess of $5,000,000 in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

          (i) without a Super Majority Board Vote, liquidate, dissolve or effect a recapitalization or reorganization of the Company in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

          (j) without a Super Majority Board Vote, acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect and valuing any Common Stock issued as consideration at the Market Price thereof determined on the date of issuance thereof) exceeding $5,000,000 in any one transaction or series of related transactions or exceeding $5,000,000 in any twelve-month period;

          (k) without a Super Majority Board Vote, enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the domestic pay telephone business;

          (l) without a Super Majority Board Vote, hire or elect any substitute or replacement for the Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer of the Company or change (whether by amendment, waiver or extension of any existing arrangement or, upon termination of any existing arrangement, through any future arrangement) the terms of employment of any of such Persons, including the terms of any executive employment agreement, any compensation, incentive stock or option or loan arrangement; or

          (m) effect, permit or suffer to occur or take any steps to cause a Fundamental Change unless, upon the consummation thereof, the Company shall be required to purchase, and shall have purchased all shares of the Preferred Stock tendered to the Company for purchase at a price per share equal to the Liquidation Value (as defined in the Certificate of Amendment) plus accrued and unpaid dividends thereon pursuant to an offer to purchase given to the holders of the Convertible Preferred Stock not less than 15 days prior to the date such Fundamental Change is to be consummated. For purposes hereof "FUNDAMENTAL CHANGE" means
(i) any sale or transfer of more than 40% of the assets of the Company and its Subsidiaries on a consolidated basis (measured either by book value in accordance with GAAP consistently applied or by fair market value determined in the reasonable good faith judgment of the Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business and the sale of the Company's inmate telephone and cellular telephone businesses) and (ii) any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving Company, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Company's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Board of Directors immediately prior to the merger shall continue to own the Company's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board of Directors.

          Notwithstanding the foregoing provisions of this
Section 3.2, the Company may (i) negotiate and consummate the sale of its inmate telephone and cellular telephone rental operations,
(ii) consummate the Senior Note Financing and repay amounts outstanding under the Company's existing bank credit agreement, and
(iii) enter into and borrow under a new bank credit agreement (the transactions described in clauses (ii) and (iii) foregoing, the "REFINANCING").

          For purposes hereof, a "SUPER MAJORITY BOARD VOTE" means approval at a meeting of the Board of Directors by a vote of at least 75% of each of the directors then serving on the Board of Directors excluding for purposes of subparagraph (e) a director interested in the subject matter of such approval.

                                ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          As a material inducement to the Purchasers to enter into this Agreement, the Company hereby represents and warrants to each of the Purchasers that:

          4.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is qualified to do business in every jurisdiction in which the ownership of its property or conduct of its business requires such qualification except where the failure to be qualified, individually or in the aggregate, would not have a Material Adverse Effect. The Company has full corporate power and authority and has all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted, except where the failure to have such licenses, permits and authorizations would not, individually or collectively, have a Material Adverse Effect. The copies of the Certificate of Incorporation and Bylaws furnished to the Purchasers pursuant to Section 2.1(l) reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. Except as described on Schedule 4.1, the minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its certificate of incorporation or bylaws. Schedule 4.1 attached hereto correctly sets forth the name of each Subsidiary and each other entity in which the Company or any of its Subsidiaries has an equity investment, the jurisdiction of its incorporation or formation and each of the Persons owning any of the outstanding equity of such Subsidiary and the number of shares or units of such equity of each Subsidiary owned by each such Person. Except as set forth on Schedule 4.1, the Company owns no stock or equity interest in any other entity. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has full corporate power and authority necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires such qualification except where the failure to be so qualified, individually or collectively, would not have a Material Adverse Effect.

          4.2 AUTHORIZATION OF TRANSACTIONS. The Company has full corporate power and authority to execute and deliver this Agreement, the agreements and documents attached hereto as Exhibits and the other agreements and documents contemplated hereby. The Board of Directors has duly approved this Agreement and has duly authorized the execution and delivery of this Agreement, the agreements and documents attached hereto as Exhibits and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement, the agreements and documents attached hereto as Exhibits and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement, the agreements and documents attached hereto as Exhibits and the other agreements and documents contemplated hereby have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect of relating to or affecting the rights and remedies of creditors, and (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

          4.3 CAPITALIZATION. (a) The authorized, issued and outstanding capital stock of the Company is as set forth on
Schedule 4.3. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth on Schedule 4.3, there are no outstanding or authorized securities with profit participating features or profit interests, or options, warrants, rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock or any such securities or interests (collectively "Options")(other than this Agreement). Except as set forth on
Schedule 4.3, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except as set forth on Schedule 4.3, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company. Except as set forth on Schedule 4.3, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any Options.

          (b) The authorized, issued and outstanding capital stock of each Subsidiary is as set forth on Schedule 4.1. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth on Schedule 4.3, there are no Options to which any Subsidiary is a party or which are binding upon any Subsidiary providing for the issuance, disposition or acquisition of any of its capital stock. Except as set forth on Schedule 4.3, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any of the Subsidiaries. Except as set forth on Schedule 4.3, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of any of the Subsidiaries. Except as set forth on Schedule 4.3, no Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Stock.

          4.4       ABSENCE OF CONFLICTS.  Except as set forth on
Schedule 4.4, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in a breach of any of the provisions of, (b) constitute a default under,
(c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any lien, security interest, charge or encumbrance upon the Common Stock or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the certificate of incorporation or bylaws of the Company or any of the Subsidiaries or any material indenture, mortgage, lease, license, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is bound or affected, or any law, statute, rule or regulation or any judgment, order or decree to which the Company or any of the Subsidiaries is subject except for those with which the failure to comply, individually or collectively, would not have a Material Adverse Effect.

          4.5 FINANCIAL STATEMENTS. The Company has furnished the Purchaser with copies of its (a) restated unaudited consolidated balance sheet as of March 31, 1995 (the "LATEST BALANCE SHEET") and the related consolidated statements of income and cash flow for the 3-month period ended March 31, 1995 and
(b) audited balance sheets and statements of income and cash flow for the fiscal years ended December 31, 1993 and 1994. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (the "FINANCIAL STATEMENTS") is accurate and complete in all material respects, is consistent with the Company's books and records (which, in turn, are accurate and complete in all material respects), presents fairly the Company's consolidated financial condition, consolidated results of operations and consolidated cash flows as of the dates and for the periods referred to therein, and has been prepared in accordance with GAAP consistently applied, subject in the case of unaudited financial statements to changes, which are immaterial in the aggregate, resulting from normal year-end adjustments and to the absence of footnote disclosure.

          (b) Except as set forth on Schedule 4.5, the restated audited consolidated financial statements and related schedules and notes included in the SEC Documents comply in all material respects with requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder. Except as set forth on Schedule 4.5, the Financial Statements which are not audited comply in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder (assuming for such purposes that such requirements are applicable thereto).

          4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.6 and except for obligations or liabilities with respect to expenses arising from, and indebtedness incurred in, the Refinancing, neither the Company nor any of the Subsidiaries have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) except (a) obligations under contracts and commitments,
(b) liabilities reflected on the Latest Balance Sheet and
(c) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (which liabilities in the aggregate could not reasonably be expected to have a Material Adverse Effect).

          4.7 ABSENCE OF MATERIAL ADVERSE CHANGE. Except as set forth on Schedule 4.8 and except for the Refinancing, since March 31, 1995, or except for obligations or liabilities with respect to indebtedness incurred in the Refinancing, there has been no change or event resulting in or which could reasonably be expected to have a Material Adverse Effect, whether individually or collectively with any other change or event since such date (it being understood that no representation or warranty is made with respect to conditions affecting the Company's industry in general).

          4.8       ABSENCE OF CERTAIN DEVELOPMENTS.  Since March
31, 1995, except as set forth on Schedule 4.8 or as specifically contemplated by this Agreement neither the Company nor any of the Subsidiaries has:

          (a) issued, sold or transferred any notes, bonds or other debt securities (except, in the case of the Company, the issuance of the notes and bank borrowings pursuant to the Refinancing) or any equity securities, securities convertible, exchangeable or exercisable into equity securities, or warrants, options or other rights to acquire equity securities, of the Company or any of the Subsidiaries;

          (b) borrowed any amount or incurred or become subject to any liabilities, except liabilities incurred in the ordinary course of business (except, in the case of the Company, the issuance of the notes and bank borrowings and the incurrence of expenses pursuant to the Refinancing);

          (c) other than the repayment of bank borrowings pursuant to the Refinancing, discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than liabilities paid in the ordinary course of business, or prepaid any amount of indebtedness for borrowed money;

          (d) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any portion of its properties or assets other than in the ordinary course of business or other than liens pursuant to the bank credit agreement entered into pursuant to the Refinancing;

          (e) sold, leased, assigned or transferred any portion of its tangible assets or cancelled any debts or claims owing to or held by it in any such case without fair consideration;

          (f) sold, assigned or transferred any Proprietary Rights or disclosed any proprietary confidential information to any Person, other than (i) to representatives of the Company acting on behalf of the Company and subject to obligations to hold such information confidential, and (ii) to certain prospective lenders, investors and financial advisors in connection with the Refinancing, in each case subject to obligations to hold such information confidential, or granted any license or sublicense of any rights under or with respect to any Proprietary Rights;

          (g) suffered any extraordinary losses or waived any single right of value which has a value in excess of $500,000 or any rights of value which have an aggregate value of $1,000,000 whether or not in the ordinary course of business or consistent with past custom and practice;

          (h) suffered any theft, taking by power of eminent domain, damage, destruction or casualty loss in excess of $500,000 to its tangible assets, whether or not covered by insurance or suffered any substantial destruction of the Company's books and records;

          (i) other than in the ordinary course of business or as required to effect the Refinancing, entered into, amended or terminated any material lease, license, contract, agreement or commitment, or taken any other action or entered into any other transaction, or changed any material business practice or manner of dealing with any customer, supplier, subcontractor, insider, sales representative, or other person or entity with whom the Company or any of the Subsidiaries engage in any business activity, or entered into any other transaction;

          (j) entered into any employment contract or collective bargaining agreement, written or oral, or changed in any other material respect employment terms for, or made or granted any bonus or any wage, salary or compensation increase to any director or executive officer or, except in the ordinary course of business, to any other employee, agent or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

          (k) incurred intercompany charges or conducted its cash management customs and practices (including the collection of receivables, inventory control and payment of payables) other than in the usual and ordinary course of business in accordance with past custom and practice;

          (l) made any capital expenditures or commitments therefor that aggregate in excess of $1,000,000;

          (m) made any loans or advances to, or guarantees for the benefit of, any Person;

          (n) delayed or postponed (beyond its normal custom and practice) the payment of accounts payable and other liabilities;

          (o) made any charitable contributions or pledges in excess of $250,000; or

          (p) except for the authorization of the Certificate of Amendment, changed or authorized any change in its certificate of incorporation or bylaws.

          4.9 TITLE TO PROPERTIES. The buildings, machinery, equipment, vehicles and other tangible assets of the Company and the Subsidiaries are in good operating condition and repair and are usable in the ordinary course of business. The Company and the Subsidiaries own or lease under valid leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of their business or used in the conduct of their business.

          4.10 ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth on Schedule 4.10 attached hereto (the "ENVIRONMENTAL
SCHEDULE"):

          (a) the Company has complied and is in compliance with all Environmental and Safety Requirements, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect;

          (b) the Company has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of its business and such permits, licenses and other authorizations may be relied upon for continued lawful operation of the business of the Company on and after the Closing Date without transfer, reissuance, or other governmental approval or action, except where the failure so to comply with would not, individually or in the aggregate, result in a Material Adverse Effect;

          (c)       the Company has not received any claim,
complaint, citation, report or other written or oral notice regarding any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under Environmental and Safety Requirements;

          (d)       no underground storage tanks or surface
impoundments exist on any property owned by the Company; and

          (e) the Company has not, either expressly or by operation of law, assumed or undertaken any liability or corrective or remedial obligation of any other person relating to

Environmental and Safety Requirements, except liabilities of businesses assumed in connection with the acquisition thereof.

          4.11      TAX MATTERS.  Except as set forth on Schedule
4.11 attached hereto:

          (a) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file on or before the date hereof other than those returns which if not filed would not, individually or in the aggregate, have a Material Adverse Effect. All such Tax Returns were correct and complete in all material respects. As of the time of filing, all Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return), with respect to the taxable periods ending on or before the Closing Date, have been paid, except where the failure to withhold, pay or deposit (individually or collectively) would not have a Material Adverse Effect and except with respect to taxes which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established on the Company's books. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim in writing has been received by the Company from an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any of the Subsidiaries that arose, other than for current taxes not yet due and payable in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (c) Except as set forth on Schedule 4.11, neither the Company nor any director or executive officer of the Company expects any taxing authority to assess any material additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any of the Company and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority which dispute or claim if resolved adversely to the Company would result in a Material Adverse Effect.
Schedule 4.11 lists all federal, state, local and foreign income Tax Returns filed with respect to any of the Company or the Subsidiaries for taxable periods ended on or after December 31,

1991, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an Audit. The Company has made available to the Purchasers correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company or the Subsidiaries since December 31, 1991.

          (d) Except as set forth on Schedule 4.11, neither the Company nor any of the Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) Neither the Company nor any of the Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the Company or any of the Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of the Company or any of the Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section
897(c)(1)(A)(ii) of the Code. None of the Company or any of the Subsidiaries is a party to any Tax allocation or sharing agreement. Except as set forth on Schedule 4.11, neither the Company nor any of the Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (f) Except as set forth on Schedule 4.11, the unpaid Taxes of the Company and the Subsidiaries (i) did not, as of December 31, 1994, exceed in any material amount the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve in any material amount as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

          4.12 LITIGATION; PROCEEDINGS. Except as set forth in Schedule 4.12 attached hereto (the "LITIGATION SCHEDULE"), to the Company's knowledge there are no actions, suits, proceedings, orders or investigations pending or threatened against the Company or the Subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which, individually or collectively, if determined adversely to the Company and its Subsidiaries would have a Material Adverse Effect, and there is no basis for any of the foregoing.

          4.13 BROKERAGE. Except for arrangement between the Company and ACP and except as set forth in Schedule 4.13 attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or the Subsidiaries.

          4.14      GOVERNMENTAL LICENSES AND PERMITS.

          (a) Except as set forth on Schedule 4.14, the Company and its Subsidiaries hold all permits, licenses, certificates of occupancy, franchises, certificates, approvals and other authorizations of foreign, federal, state and local governments or other similar rights including all necessary permits, authorizations and licenses issued to the Company by the FCC and all state commissions regulating the communications industry ("REGULATORY AGENCIES") (collectively, the "LICENSES") and necessary in and for the conduct of their respective businesses, and such Licenses are in full force and effect except where the failure to hold such License or for such License to be valid and in full force and effect, would not have a Material Adverse Effect and to the Company's knowledge would not adversely effect any contracts or arrangements of the Company involving 250 or more telephones or the operation thereof. The Company has paid all taxes with respect to and filed all statements, reports and information required by the Regulatory Agencies and duly performed in all respects all of its obligations under, and is in full compliance with, the Licenses, the FCC's Rules, the Communications Act of 1934 (the "COMMUNICATIONS ACT"), all State statutes and regulations, the Telephone Operator Consumer Services Improvement Act of 1990 and any other statutes or regulations governing the communications services operated by the Company (collectively referred to as the "COMMUNICATIONS STATUTES AND REGULATIONS")except for the failure of which would not have a Material Adverse Effect and to the Company's knowledge would not adversely effect any contracts or arrangements of the Company involving 250 or more telephones or the operation thereof. Except as set forth in Schedule 4.14, there is not now pending or to the Company's knowledge threatened any litigation, proceeding or investigation which reasonably might result in a termination of any of the Licenses except for litigation, proceedings or investigations which would not individually or in the aggregate have a Material Adverse Effect and to the Company's knowledge would not adversely effect any contracts or arrangements of the Company involving 250 or more telephones or the operation thereof.

          (b) Except as set forth in Schedule 4.14, no event has occurred (including any notice issued by the Regulatory Agencies) and no agreement has been entered into by the Company, which now, or after notice or lapse of time or both, might reasonably be expected to cause or permit cancellation, revocation or termination of the Licenses, or would result in any actions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and there is no pending or to the Company's knowledge threatened action or matters that would suggest that any of the Licenses could reasonably be expected not to be renewed in the ordinary course.

          (c) There is not pending any application, petition, objection or other pleading filed with the Regulatory Agencies, or any entity with jurisdiction to review administrative orders of the Regulatory Agencies, which questions the validity of or contests any of the Licenses except for those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (d)       The consummation of the transactions
contemplated by this Agreement will not cause any forfeiture or impairment of the Licenses except for those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.15 EMPLOYEES. Except as set forth on Schedule 4.15, to the best knowledge of the Company, neither Jeffrey Hanft nor Robert Rubin has any plan to terminate employment with the Company or any of the Subsidiaries. Except as set forth on
Schedule 4.15, to the best knowledge of the Company, neither the Company, nor any of the Subsidiaries is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements, except (a) confidentiality agreements entered into by the Company with respect to information obtained in connection with evaluating possible acquisitions or dispositions of businesses, (b) agreements binding on the Company or any of the Subsidiaries, the breach of which would not, individually or in the aggregate, have a Material Adverse Effect and (c) agreements binding on Jeffrey Hanft or Robert Rubin solely on account of agreements described in clause (a) foregoing.

          4.16 EMPLOYEE BENEFIT PLANS. (a) Schedule 4.16 attached hereto (the "EMPLOYEE BENEFIT PLANS SCHEDULE") contains an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by the Company and/or any of its Subsidiaries, to which the Company or any of its Subsidiaries is obligated to contribute or with respect to which the Company or any of its Subsidiaries has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies (within the meaning of Section 414 of the Code) of which the Company or any of its Subsidiaries is a member, to the extent the Company or any of its Subsidiaries has any potential liability with respect to such Plans. For purposes of this Agreement, the term "Plans" shall mean: (i) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated, (ii) employment agreements, and (iii) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

          (b) Except as disclosed on Schedule 4.16, neither the Company nor any of its Subsidiaries contributes to, has any obligation to contribute to or otherwise has any liability or potential liability with respect to (i) any Multiemployer Plan (as such term is defined in Section 3(37) of ERISA), (ii) any Plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code (and regulations promulgated thereunder), (iii) any Plan that is subject to the minimum funding requirements of
Section 412 of the Code or Section 302 of ERISA, or (iv) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current or future former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

          (c) Except as disclosed on Schedule 4.16, none of the Plans obligates the Company or any of its Subsidiaries to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

          (d) Each Plan and all related trusts, insurance contracts, and funds have been maintained, funded and administered in compliance in all material respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No Plan has any material unfunded liabilities. None of the Company, any Subsidiary, any trustee or administrator of any Plan, or any other person has engaged in any transaction with respect to any Plan which could reasonably be expected to subject the Company, any Subsidiary, or any trustee or administrator of any Plan, or any party dealing with any Plan, or Purchasers to any material tax or penalty imposed by ERISA or the Code. Except as disclosed on
Schedule 4.16, no actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and neither the Company nor of any of its Subsidiaries has knowledge of any facts which could give rise to or reasonably be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands. None of the assets of the Company nor any of its Subsidiaries is the subject of any lien arising under Section 302(f) of ERISA or
Section 412(n) of the Code, neither the Company nor any of its Subsidiaries has been required to post any security pursuant to
Section 307 of ERISA or Section 401(a)(29) of the Code, and neither the Company nor any of its Subsidiaries has knowledge of any facts which could reasonably be expected to give rise to such lien or such posting of security.

          (e)  Each Plan that is intended to be qualified under
Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

          (f) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing, transferred out of the controlled group of companies (within the meaning of Section 414 of the Code) of which the Company or any of its Subsidiaries is a member or was a member during such five-year period.

          (g) With respect to each Plan, the Company has made available Purchasers with true, complete and correct copies, to the extent applicable, of (i) all documents pursuant to which such Plan is maintained, funded and administered, (ii) the two most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (iii) the two most recent actuarial reports, (iv) the two most recent financial statements, and (v) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions).

          4.17 INSURANCE. The insurance coverage of the Company and the Subsidiaries is adequate and is customary for corporations of similar size engaged in similar lines of business.

          4.18 AFFILIATE TRANSACTIONS. Except as disclosed in any SEC Document, the Company and its Subsidiaries have not entered into any transaction or series of transactions with any stockholder, director, officer, employee or Affiliate of the Company which would require disclosure pursuant to Rule 404 of Regulation S-K under the Securities Act.

          4.19 COMPLIANCE WITH LAWS. The Company, the Subsidiaries and their officers, directors, agents and employees have complied with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof (including, without limitation, the Communications Act, the Securities Act and the Exchange Act) which affect the business, business practices (including, but not limited to, any of the Company's and the Subsidiaries' marketing, sales and distribution of its products and services), the business operations or any leased properties of any of the Company and the Subsidiaries and to which the Company and the Subsidiaries may be subject, and no claims have been filed against any of the Company and its Subsidiaries alleging a violation of any such laws or regulations except for those the failure to comply with would not, individually or in the aggregate, have a Material Adverse Effect.

          4.20 GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or any other party or person (including, without limitation, the FCC) is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the consummation of any other transaction contemplated hereby except for those which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.21      CUSTOMERS.  Except as described on Schedule
4.21 hereto (the "MATERIAL CUSTOMER DISPUTE SCHEDULE"), neither the Company nor any of its Subsidiaries has any reason to believe that any Person who, collectively with its Affiliates, is party to any contract or arrangement with the Company or any of its Subsidiaries relating to the operation of an aggregate of 250 or more telephones (a "MATERIAL CUSTOMER") has any dispute with the Company or any of its Subsidiaries with respect to any term or condition of such arrangement or has indicated that it shall terminate or seek to amend or revise such arrangement in any material respect.

          4.22 DISCLOSURE. (a) Neither this Agreement, the offering memorandum with respect to the Senior Note Offering (in the form previously delivered to the Purchasers (except to the extent such form does not contemplate this Agreement and the transactions contemplated hereby)) nor any of the schedules, attachments, exhibits, written statements or certificates supplied to the Purchasers by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to the Purchasers in writing and of which any of the Company's executive officers and directors is aware or any of the executive officers and directors of any of its Subsidiaries is aware, and which has had or would reasonably be anticipated to have a Material Adverse Effect (it being understood that no representation or warranty is made with respect to conditions affecting the Company's industry in general). The Offering Memorandum prepared pursuant to the Senior Note Financing does not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (b) Except as set forth on Schedule 4.22, as of its filing date, each SEC Document filed, and each SEC Document that will be filed by the Company prior to the Closing Date, as amended or supplemented prior to the Closing Date, if applicable, pursuant to the Securities Act and/or the Exchange Act (i) complied in all material respects with the applicable requirements of the Securities Act and/or Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each final registration statement filed with the SEC by the Company pursuant to the Securities Act, as of the date such statement or amendment became effective (i) complied in all material respects with the applicable requirements of the Securities Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made). The Sections in the Preliminary Memorandum ,as the same may be amended or supplemented, and in any final offering memorandum, entitled "Risk Factors," "The Company," "Capitalization," "Selected Financial Information," "Management s Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Certain Transactions," "Principal Shareholders," "Description of the Credit Agreement," "Description of the Notes" and "Consolidated Financial

Statements", if included in a prospectus as part of a registration statement with respect to the exchange offer of notes contemplated thereby and filed on a Form S-4 with the SEC on the date thereof,
(i) were prepared in material accordance with Regulations S-K and S-X of the Rules of the SEC, (ii) include all material disclosure that would be required therein (other than as to matters related to an exchange offer or the securities to be offered in exchange for the notes issued pursuant to the Senior Note Financing) by Items 100, 200, 300 and 400 of Regulation S-K and Articles 1, 2, 3, 4, 6, 10, 11 and 12 of Regulation S-X, in each case to the extent such regulations would be applicable to such a registration statement if such an exchange offer were contemplated at such time, and (iii) do not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

          4.23      CONTRACTS.  Except as set forth on
Schedule 4.23, all of the contracts of the Company or any of its Subsidiaries that were required to be described in the SEC Documents or to be filed as exhibits thereto are described in the SEC Documents or filed as exhibits thereto and are in full force and effect, other than those which have expired or terminated prior to January 1, 1995 in accordance with their terms and those which have been terminated or modified in connection with the Refinancing. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any such contract except for such breaches and defaults as in the aggregate have not had, and would not reasonably be expected to, have a Material Adverse Effect.

          4.24      INVESTMENT COMPANY.  The Company is not an
"investment company" within the meaning of the Investment Company
Act of 1940, as amended.

          4.25 EXEMPTION FROM REGISTRATION; RESTRICTIONS ON OFFER AND SALE OF SAME OR SIMILAR SECURITIES. Assuming the representations and warranties of the Purchasers set forth in
Article V hereof are true and correct in all material respects, the offer and sale of the Securities made pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Securities, engaged in (A) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (B) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (C) any action that would require the registration under the Securities Act of the offering and sale of the Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of the Securities or of securities of the same or a similar class as the Securities if as a result the offer and sale of the Securities contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(c) of the Securities Act.

          4.26 SMALL BUSINESS MATTERS. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Section 121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, Section 121.802. The information regarding the Company and its affiliates set forth in the SBA Form 480, Form 652 and Part A of Form 1031 delivered at the Closing is accurate and complete.
Neither the Company nor any Subsidiary presently engages in any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the sale of the Preferred Stock hereunder for any purpose for which a SBIC is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder (including Title 13, Code of Federal Regulations, Section 107.804 and Section 107.901).

          4.27 CLOSING DATE. All of the representations and warranties contained in this Article IV and made by or on behalf of the Company elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any writing delivered to the Purchasers by or on behalf of the Company are true and correct in all respects on the date of this Agreement and will be true and correct in all respects on the Closing Date, unless waived by each of the Purchasers.


                                 ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          As a material inducement to the Company to enter into this Agreement, each Purchaser hereby represents and warrants, severally and not jointly, to the Company that:

          5.1 ORGANIZATION AND POWER. Such Purchaser is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of incorporation or formation, with full corporate or partnership (as applicable) power and authority to enter into this Agreement and perform its obligations hereunder.

          5.2 AUTHORIZATION. The execution, delivery and performance of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate or partnership (as applicable) action on the part of such Purchaser, and no other corporate or partnership (as applicable) proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

          5.3 NO VIOLATION. Such Purchaser is not subject to or obligated under its certificate of incorporation, its bylaws, certificate of partnership, certificate of formation, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement.

          5.4 BROKERAGE. Except for an agreement between the Company and ACP, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by such Purchaser.

          5.5       CLOSING DATE.  The representations and
warranties contained in this Article V and made by such Purchaser elsewhere in this Agreement are true and correct in all respects on the date of this Agreement and will be true and correct in all respects on the Closing Date, unless waived by the Company.

                                ARTICLE VI

                                TERMINATION

          6.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a)       by mutual written consent each of the
Purchasers and the Company;

          (b) by either the Purchasers or the Company if there has been a material misrepresentation or breach on the part of the other party or parties in the representations and warranties set forth in this Agreement if such breach is not cured within 10 days after the Company first becomes aware of such breach, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's or parties' obligations to consummate the transactions contemplated hereby, unless such terminating party's or parties' willful breach of this Agreement has caused the condition to be unsatisfied; or

          (c) by either of the Purchasers or by the Company if the Closing has not occurred on or prior to [AUGUST 15], 1995; and PROVIDED that neither the Purchasers nor the Company may terminate this Agreement pursuant to this Section 6.1(c) if such person's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.

          6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Purchasers or the Company as provided above, this Agreement will forthwith become void and there will be no liability on the part of any party hereto to any other party hereto or its shareholders or directors or officers in respect thereof, except for the obligations of the parties pursuant to Sections 8.7 and 8.8 and except that nothing herein will relieve any party from liability resulting from any breach of this Agreement prior to such termination, including, without limitation, any breach of Section 8.9.

                                ARTICLE VII

                                DEFINITIONS

          "AFFILIATE" means with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect control with such specified Person, (ii) related by blood or marriage to any such specified Person or any Affiliate of such specified Person, (iii) controlled by any Person described in clause (ii) foregoing or (iv) in the case of any limited liability company, each member.

          "AFFILIATED GROUP" shall mean an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign Tax law) of which any of the Company or the Subsidiaries is or has been a member.

          "ANNUAL REPORTS" means the Company's Annual Reports on
Form 10-K for the years ended December 31, 1993 and 1994 as filed with the SEC.

          "AUDIT" means any audit, assessment of Taxes, or other examination by any taxing authority, proceedings, or appeal of such proceedings relating to Taxes.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

          "ENVIRONMENTAL LIEN" means a lien, either recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Company arising under Environmental and Safety
Requirements.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FCC" means the Federal Communications Commission.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed or as reported on the NASDAQ National Market, or, if there has been no sales on any such exchange or reported on the NASDAQ National Market on any day, the average of the highest bid and lowest asked prices on all such exchanges or reported at the end of such day, or, if on any day such security is not so listed or included in the NASDAQ National Market, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ National Market, the NASDAQ Stock Market or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the holders of a majority of the Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of a majority of the Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

          "MATERIAL ADVERSE EFFECT" means (i) a material adverse change in the assets, earnings, financial condition, operating results, customer, supplier, employee or sales representative relations or business prospects of the Company and the Subsidiaries taken as a whole, (ii) material casualty loss, destruction or damage to the assets or properties of the Company and the Subsidiaries taken as a whole, whether or not covered by insurance or (iii) any action or proceeding before any court or government body wherein an unfavorable judgment, decree, injunction or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded, or might adversely affect the right of the Purchasers to purchase, own or control the Securities.

          "PERMITTED EQUITY KICKERS" means issuance by the Company of notes or debt securities which do not contain any equity features and are not issued in connection with the issuance of any Stock of the Company, except for warrants to purchase Common Stock
(i) with an exercise price per share not less than the Market Price of the Common Stock , and (ii) the aggregate exercise price of which does not exceed 10% of the gross cash proceeds received by the Company from such debt issuance, in each case determined as of the date of issuance thereof.

          "OFFICER'S CERTIFICATE" of any Person means a certificate signed by the chief executive officer, vice president, secretary or Chief Financial Officer of such Person stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit such person to verify the accuracy of the information set forth in such certificate, and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "PERSON" means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PROPRIETARY RIGHTS" means all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related information and all other proprietary rights.

          "REGULATORY VIOLATION" means, with respect to any SBIC Holder providing financing under this Agreement, (i) a diversion of the proceeds of the financing under this Agreement from the reported use thereof on SBA Form 1031 delivered at Closing, if such diversion was effected without obtaining the prior written consent of the SBIC Holders (which may be withheld in their sole discretion) or (ii) a change in the principal business activity of the Company and its Subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations) if such change occurs within one year after the date of the initial financing under this Agreement.

          "SBIC" means a Small Business Investment Company licensed by an SBA under the Small Business Investment Act of 1958, as amended.

          "SBIC REGULATIONS" means the Small Business Investment
Act of 1958 and the regulations issued thereunder as set forth in 13 CFR 107 and 121, as amended.

          "SEC" means the United States Securities and Exchange
Commission and any successor to the functions thereof.

           "SEC DOCUMENTS" means all documents (including any annual reports) filed by the Company with the SEC (including all exhibits and schedules thereto and documents incorporated by reference therein) since December 31, 1991 but shall not include any portion of any document which is not deemed to be filed under applicable
SEC rules and regulations.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "STOCK" of any Person means any shares, equity or profits interests, participations or other equivalents (however designated) of capital stock, whether voting or nonvoting, including any securities with profit participation features, and any rights, warrants, options or other securities convertible into or exercisable or exchangeable for any such shares, equity or profits interests, participations or other equivalents, or such other securities, directly or indirectly (or any equivalent ownership interests, in the case of a Person which is not a corporation).

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "TAX" or "TAXES" shall mean any federal, state, local or foreign income, estimated, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including without limitation taxes under Section 59A of the Code), customs duties, capital stock, franchise, employees' income withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

          "TAX RETURNS" shall mean returns, declarations, reports, claims for refund and information returns or statements relating to Taxes, including any schedules or attachments thereto.

          "TRANSACTION DOCUMENTS" means this Agreement, the Warrants, the Registration Agreement, each of the other agreements contemplated hereby, and the Company's Certificate of Incorporation (as amended by the Certificate of Amendment).

          "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock or exercise of the Warrants, and (ii) any Common Stock issued or issuable with respect to the securities referred to above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Person who holds Preferred Stock or Warrants shall be deemed to be the holder of the Underlying Common Stock obtainable upon exercise of such Preferred Stock or Warrants. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been
(a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or
(b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

          "WHOLLY OWNED SUBSIDIARY" means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which shall at the time be owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

                               ARTICLE VIII

                           ADDITIONAL AGREEMENTS

          8.1 SURVIVAL. Notwithstanding any examination made for or on behalf of the Purchasers, the knowledge of any of its officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion, all representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered in connection with this Agreement shall survive the Closing and, subject to the provisions of the following sentence, shall be fully effective and enforceable, subject to the limitations set forth in Section 8.3(b) below. Notwithstanding the foregoing, the representations and warranties set forth in Sections 4.1, 4.2, 4.3 and 4.4 shall survive indefinitely and the representations and warranties set forth in Sections 4.10, 4.11 and
4.16 shall survive until the termination of their respective statute of limitations applicable thereto.

          8.2       INDEMNIFICATION.    (a) The Company agrees to
indemnify and hold harmless each of the Purchasers, including each of its affiliates, and the respective partners, directors, officers, agents and employees thereof (each Purchaser and each such other Person, an "INDEMNIFIED PARTY") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively "LIABILITIES"), and will reimburse each Indemnified Party for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "EXPENSES") as they are incurred in investigating, preparing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation or arbitration and whether or not any Indemnified Party is a party thereto (collectively, "ACTIONS"), arising out of (i) any breach of any of the representations or warranties made by the Company in this Agreement or any of the agreements or certificates, documents or other writings contemplated hereby or delivered in connection herewith, (ii) any breach or violation of or failure to fully perform any covenant, agreement or obligation of the Company in this Agreement or any of the agreements contemplated hereby, or
(iii) any Action by any third party arising out of or in connection with the transactions contemplated by this Agreement or any Indemnified Party's actions or inactions in connection with any such transactions; provided that the Company will not be responsible for any Liabilities or Expenses of an Indemnified Party pursuant to clause (iii) immediately foregoing to the extent that such Liabilities and Expenses are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from such Indemnified Party's gross negligence or willful misconduct in connection with the transactions referred to above. If multiple claims are brought against an Indemnified Party (including in an arbitration), with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available. In the event the Company becomes liable to an Indemnified Party pursuant to this Section 8.2, the amount of such liability shall be reduced by the amount of dividends paid in cash to the holders of Preferred Stock to the extent such dividends are paid pursuant to Section L2(a) of the Certificate of Amendment.

          (b) Each Purchaser agrees to indemnify and hold harmless the Company from and against any Liabilities, and will reimburse the Company and its Affiliates for all Expenses as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, to the extent that such Liabilities and Expenses arise out of the breach by such Purchaser of any representation or warranty made by such Purchaser; provided that no Purchaser will be responsible for any Liabilities or Expenses of the Company that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from the Company's or any Affiliate's gross negligence or willful misconduct in connection with the transactions referred to above. The obligations of the Purchasers pursuant to this Section 8.2(b) are several and not joint.

          8.3       INDEMNIFICATION PROCEDURE.

          (a) If an Indemnified Party seeks indemnification pursuant to Section 8.2, such party shall give prompt written notice to the Company of the facts and circumstances giving rise to the claim. Any Indemnified Party asserting a right of indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the Indemnified Party (a "THIRD PARTY CLAIM") shall notify the Indemnifying Party (the "INDEMNIFYING PARTY") in writing of the Third Party Claim. As part of such notice, the Indemnified Party shall furnish the Indemnifying Party with copies of any pleadings, correspondence or other documents relating thereto that are in the Indemnified Party's possession. The Indemnified Party's failure to notify the Indemnifying Party of any such claim shall not release the Indemnifying Party, in whole or in part, from its obligations under
Section 8.2 except to the extent that the Indemnified Party's ability to defend against such claim is actually materially prejudiced thereby. The Indemnifying Party shall have the right to elect to assume and control the defense of any such Third party Claims so long as (i) the counsel employed by the Indemnifying Party is reasonably satisfactory to the Indemnified Party, (ii) before undertaking such defense the Indemnifying Party acknowledges in writing that the Indemnifying Party will be solely responsible for all Liabilities and Expenses arising from such Third Party Claim, and (iii) the Indemnified Party is reasonably satisfied that the Indemnifying Party will have financial resources, or valid insurance, available to satisfy such Liabilities. If the

Indemnifying Party elects to assume and control the defense of the Third Party Claim, the Indemnified Party shall have the right to employ counsel separate from counsel employed by such Indemnifying Party in any such action and to participate in the defense thereof. The fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless
(i) the employment thereof has been specifically authorized by such Indemnifying Party in writing, (ii) the Indemnifying Party has failed to promptly assume the defense and employ counsel or the Indemnifying Party or its counsel has failed to provide an adequate defense to such claim in a timely manner or (iii) the Indemnifying Party is a party to such claim and the Indemnified Party has been advised by counsel that there are additional or separate defenses, or there is otherwise a conflict of interest, between the Indemnified Party and the Indemnifying Party. In any such case the fees and expenses of the Indemnified Party's counsel shall be paid by the Indemnifying Party, provided that the Indemnifying Party shall not in such event be responsible hereunder for the fees and expenses of more than one firm or separate counsel in connection with any such action in the same jurisdiction, in addition to any local counsel. The Indemnifying Party shall not be liable for any settlement of any claims effected without its written consent (which shall not be unreasonably withheld). In addition, the Indemnifying Party will not, without prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment or otherwise seek to terminate any pending or threatened claims in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from all liabilities arising out of such claim.

          (b)       No claim for indemnification pursuant to
Section 8.2 or 8.3 with respect to a breach of any of the representations or warranties included in this Agreement may be made subsequent to the lapse of the 90-day period commencing upon delivery to the Purchasers of the final audit report of the Company's independent certified public accountant accompanying the financial statements for the year ended December 31, 1995. The indemnification provisions of this Article VIII are in addition to, and not in derogation of, any statutory or common law remedy any party may have for misrepresentation, breach of warranty or breach of covenant.

          8.4 PRESS RELEASES AND ANNOUNCEMENTS. Except to the extent otherwise agreed by the Purchasers, prior to the Closing Date, the Company will not disclose the transactions contemplated hereby, including by making any press release related to this Agreement or the transactions contemplated herein, or other announcement to the employees, customers or suppliers of the Company and the Subsidiaries, without the prior written approval of the Purchasers (which shall not be unreasonably withheld), and the Company will not disclose the name of any Purchaser participating therein without the prior written consent of such Purchaser, except where the Company has been advised by its counsel that such disclosure is required by law, in which event the Company shall take all reasonable steps to consult with each of the Purchasers prior to making such disclosure and to agree with each of the Purchasers regarding the form and content of such disclosure.

          8.5 FURTHER TRANSFERS. The Company (at its own expense) will execute and deliver such further instruments of conveyance and transfer and take such additional action as any Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to such Purchaser of the Securities and any other transactions contemplated hereby. The Company will execute such documents as may be necessary to assist each of the Purchasers in preserving or perfecting its rights in the Securities and will also do such acts as are necessary to perform its representations, warranties and agreements herein, including by, after the Closing, making all registrations, filings and applications, giving all notices and obtaining all governmental (including, without limitation, FCC), third party or other consents, transfers, approvals, orders, qualifications and waivers desirable for the consummation of the transactions contemplated hereby which, for any reason, had not been made, given or obtained prior to the Closing.

          8.6 SPECIFIC PERFORMANCE. The Company acknowledges that the business of the Company and the Subsidiaries and the Securities are unique and recognize and affirm that in the event of a breach of this Agreement by the Company, money damages may be inadequate and the Purchaser may have no adequate remedy at law. Accordingly, the Company agrees that the Purchasers shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the Company's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

          8.7 INVESTIGATION. Prior to the Closing Date, the Purchasers and their representatives may make or cause to be made such investigation of the business and properties of the Company and the Subsidiaries as each deems necessary or advisable and the Company shall (and cause each of its Subsidiaries to) furnish and disclose promptly to the Purchasers all information concerning its business, properties and personnel as the Purchasers or their representatives reasonably request. The Company agrees to permit each of the Purchasers and its authorized representatives to have access during business hours to the Company's and each of its Subsidiaries' books, records, facilities, key personnel, officers, directors, customers, independent accountants and legal counsel of the Company and its Subsidiaries.

          8.8 EXPENSES. The Company shall pay and hold UBS and all holders of Underlying Common Stock harmless against liability for the payment of, and reimburse each such Person for,
(i) all reasonable out-of pocket expenses incurred in connection with the transactions contemplated by this Agreement, including those relating to the due diligence review of the Company and including all reasonable fees and expenses of their special counsel, all of which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of the Transaction Documents (except that each holder shall pay its own fees and expenses for any amendment or waiver initially requested by such holder), and (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of any Securities, including upon conversion or exercise but excluding transfer taxes that may be payable upon transfer of the Securities by any holder thereof to any third party; provided, however, that the Company's aggregate liability under clause (i) of this Section
8.8 shall not exceed $300,000.

          8.9 EXCLUSIVITY. Until the consummation of the transactions contemplated hereby or termination of this Agreement in accordance with Section 6.1, neither the Company, nor any of its representatives, officers, employees, directors, or agents, will directly or indirectly (a) submit, solicit, initiate or encourage any proposal or offer from any person or enter into any agreement or accept any offer relating to any issuance or sale of any of its capital stock or of any rights or securities convertible into or exercisable or exchangeable for any of its capital stock except for the issuance of capital stock upon exercise or conversion of warrants, options and other rights to acquire Common Stock outstanding as reflected on Schedule 4.3 hereto, in each case in accordance with the terms of such warrants, options and other rights as previously disclosed to the Purchasers, or (b) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any person to do or seek to do any of the foregoing. The Company represents and warrants that it is not engaged in any discussions with third-parties regarding the foregoing and shall notify each of the

Purchasers immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

          8.10      TRANSFER OF SECURITIES.

          (a) GENERAL PROVISIONS. The Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities Act (or any similar rule or rules then in force) if such rule is available or (iii) subject to the conditions specified in Section
8.11 below, any other legally available means of transfer.

          (b) OPINION DELIVERY. In connection with the transfer of any Securities (other than a transfer described in subsection 8.10(a)(i) or (ii) above and other than a transfer to a partner or other Affiliate of a Purchaser), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion, in form and substance reasonably satisfactory to the Company and its counsel, of Kirkland & Ellis or other counsel which is knowledgeable in securities law matters to the effect that such transfer of Securities may be effected without registration of such Securities under the Securities Act. In addition, if the holder of the Securities delivers to the Company an opinion of Kirkland &
Ellis or such other counsel that, in form and substance reasonably satisfactory to the Company and its counsel, no subsequent transfer of such Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Securities which do not bear the Securities Act legend set forth in Section 8.11. If the Company is not required to deliver new certificates for such Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and Section 8.11.

          (c) RULE 144A. Upon the request of the Purchaser, the Company shall promptly supply to the Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities Act.

          (d) REMOVAL OF LEGEND. If any Securities are eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Securities, remove the legend set forth in Section 8.11 from the certificates for such Securities.

          8.11 PURCHASERS' REPRESENTATIONS. Each Purchaser represents that it is an "Accredited Investor" within the meaning of the Securities Act. Each Purchaser understands that the Securities constitute "RESTRICTED SECURITIES" within the meaning of Rule 144 under the Securities Act. Each Purchaser hereby represents that it is acquiring the restricted securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities Laws; PROVIDED that nothing contained herein shall prevent such Purchaser and subsequent holders of restricted securities from transferring such securities in compliance with the provisions of Section 8.10. Each Purchaser understands that the restricted securities are being offered and sold in reliance on exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of such Purchaser's representations, warranties, agreements, acknowledgments and understandings set forth herein to determine its suitability to acquire the restricted securities. Each instrument or certificate for restricted securities shall be imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JULY __, 1995, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY __, 1995, BETWEEN THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

          8.12      STANDSTILL.

          (a) UBS agrees that, without the prior consent of the Board of Directors specifically expressed in a resolution adopted by a majority of the members of the Board of Directors (excluding members elected by UBS and its Affiliates), during the Standstill Period (as defined below) it will not, nor will it permit any of its Affiliates to, directly or indirectly:

             (i) acquire, offer to acquire, or agree to acquire, any Voting Securities (as defined below) or securities convertible into Voting Securities; PROVIDED, HOWEVER, that nothing contained herein shall prohibit UBS or any of its Affiliates from acquiring any Voting Securities (A) as result of a stock split, stock dividend or similar recapitalization by the Company, (B) upon conversion or exercise of or exchange for any other Voting Securities, or (C) so long as UBS and its Affiliates beneficially own (within the meaning of Rule 13d-3 of the Exchange Act), in the aggregate, no more than 25% of the Voting Securities outstanding immediately following such acquisition of Voting Securities; PROVIDED FURTHER, that the foregoing prohibition will not apply to the acquisition by any Affiliate of UBS of any Voting Securities, directly or indirectly, and for purposes of clause (C) above UBS and its Affiliates will not be deemed to hold Voting Securities if and to the extent such Voting Securities are acquired or held (x) for the benefit of one or more third parties in one or more customer or fiduciary accounts (or in the case of an employee benefit plan or pension fund which is subject to the provisions of ERISA, have been allocated to plan participants), or (y) in the ordinary course of business and not as a means of circumventing the foregoing, by or in a capacity as (1) a broker or dealer registered under Section 15 of the Exchange Act, (2) a bank, as defined in Section 3(a)(6) of the Exchange Act, (3) an investment company registered under Section 8 of the Investment Company Act of 1940 (4) an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, or (5) an employee benefit plan or a pension fund which is subject to the provisions of ERISA, or an endowment fund;

             (ii) make or solicit any other person to make an offer or proposal to the Board of Directors or the shareholders to acquire the Company or substantially all of the assets or the Common Stock of the Company or any of its Subsidiaries; or

             (iii) initiate or conduct, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities.

Notwithstanding the foregoing, if any breach of this Section 8.12 caused by an acquisition of a non-material amount of Voting Securities shall have been cured by disposition of Voting Securities within 30 days after UBS becomes aware of such breach, then no breach of this Section 8.12 shall be deemed to have occurred;

          (b) As used herein, the term "Standstill Period" shall mean the period from the date that the Closing occurs until the earliest to occur of:

             (i) the date that is the tenth anniversary of the Closing Date;

             (ii) the date on which UBS and its affiliates cease to beneficially own (within the meaning of Rule 13d-3 of the Exchange Act), in the aggregate, at least 5% of the outstanding Voting Securities;

             (iii)  a Change of Control (as defined in the
     Certificate of Amendment);

             (iv) the sale of substantially all of the Common Stock of the Company or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, through a purchase agreement, merger or other business combination;

             (v) a tender offer is made to all holders of the Common Stock as to which the Board of Directors has not publicly announced its opposition within 10 business days (or the then required period under the federal securities laws) after the commencement of such tender offer or with respect to which the Board of Directors has announced its approval;

             (vi)   a Bankruptcy Event; or

             (vii) default in the payment of principal or interest when due (whether at maturity, upon acceleration or otherwise) after the expiration of any grace periods applicable thereto with respect to indebtedness of the Company or any of its Subsidiaries for money borrowed having an aggregate outstanding principal amount in excess of $2,500,000 or more (unless at the time thereof the Company shall have unrestricted cash, cash equivalents or commitments under existing debt instruments available to make such payment).

          For purposes of this Section 8.12, "VOTING SECURITIES" means Common Stock, the Preferred Stock, the Warrants, and any other securities of the Company entitled to vote in the election of directors of the Company. In determining the number of outstanding Voting Securities, neither Voting Securities nor securities convertible into Voting Securities held in the treasury of the Company shall be deemed to be outstanding, and outstanding shares of Preferred Stock, Warrants and other Voting Securities which are convertible into or exercisable or exchangeable for Common Stock will be counted as the number of shares of Common Stock obtainable upon conversion or exercise thereof or in exchange therefor. Whenever the phrase "securities convertible into Voting Securities" is used herein, such phrase shall mean securities convertible into, exchangeable for, or which represent a right to acquire, Voting Securities; and "BANKRUPTCY EVENT" means any of the following events: the Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); an involuntary case is commenced against the Company or any of its Subsidiaries and is not dismissed within 60 days after commencement of the case; a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company of any of its Subsidiaries; the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, rehabilitation, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Company or such Subsidiary, or there is commenced against the Company or such Subsidiary, or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; any order of relief or other order approving any such case or proceeding is entered; the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; the Company or any of its Subsidiaries shall fail to pay, or shall state in writing that it is unable to pay, or shall be unable to pay, its debts, generally as they become due; the Company or any of its Subsidiaries shall call a general meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing.

          8.13      CONTINGENT WARRANTS.

          (a) At the Closing, the Company shall issue to UBS Contingent Warrants substantially in the form of Exhibit F hereto for the consideration set forth in Section 1.1 hereof. The Contingent Warrants shall provide that upon any Optional Redemption of shares of Preferred Stock pursuant to the terms of the Certificate of Incorporation, as amended by the Certificate of Amendment, the holder of the Contingent Warrants shall have the right to acquire initially the same number of shares of Common Stock into which such holder's shares of Preferred Stock being redeemed (the "REDEEMED SHARES") are convertible as of the Redemption Date thereof. The initial exercise price for each share of Common Stock under the Contingent Warrants shall be equal to the Conversion Price of the Redeemed Shares as of the Redemption Date thereof, and the Contingent Warrants shall be exercisable at any time after the Redemption Date of the Redeemed Shares and shall expire (unless previously exercised) on the Scheduled Redemption Date of the Redeemed Shares corresponding to the shares of Common Stock covered by the Contingent Warrants; but in no event shall the Contingent Warrants be exercisable after the sixth anniversary of the redemption of all of the shares of Preferred Stock.

          (b)       The terms "Conversion Price," "Optional
Redemption," "Redemption Date" and "Scheduled Redemption Date" have the meanings set forth in the Certificate of Amendment.

          8.14      REGULATORY COMPLIANCE COOPERATION.

          (a) Within 75 days after the Closing and at the end of each month thereafter until all of the proceeds of the financing under this Agreement have been used by the Company and its Subsidiaries, the Company shall deliver to each holder of Preferred Stock or Underlying Common Stock which is an SBIC (an "SBIC HOLDER"), a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the financing under this Agreement by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA") access to the Company's records to the extent necessary and solely for the purpose of verifying the use of such proceeds.

          (b) Upon the occurrence of a Regulatory Violation or in the event that any SBIC Holder determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled as a holder of Preferred Stock or Underlying Stock (whether under this Agreement, the Certificate of Amendment or otherwise), each SBIC Holder shall have the right to demand the immediate repurchase of all of the outstanding shares of Preferred Stock and Underlying Common Stock owned by such SBIC Holder at a price per share equal to the purchase price paid for such stock hereunder, plus, if applicable, all accrued or declared and unpaid dividends thereon, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such stock by a cashier's or certified check or by wire transfer of immediately available funds to each SBIC Holder demanding repurchase within 30 days after the Company's receipt of the demand notice, and upon such payment, each such SBIC Holder shall deliver the certificates evidencing the Preferred Stock and Underlying Common Stock to be repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

          (c) Promptly after the end of each calendar year (but in any event prior to February 28 of each year), the Company shall deliver to the SBIC Holder a written assessment of the economic impact of the SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes and other economic benefits resulting from the investment (including, but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports).

                                ARTICLE IX

                               MISCELLANEOUS

          9.1 AMENDMENT AND WAIVER. This Agreement may be amended and any provision of this Agreement may be waived, provided that, subject to the last sentence of Section 2.1 and the last sentence of Section 2.2, any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by each of the Company and holders of two-thirds of the Underlying Common Stock and which would not disproportionately and adversely affect the holders of a majority of the Warrants without the consent of the holders of the majority of the Warrants. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

          9.2 NOTICES. All notices, demands and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered, three days after being mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (subject to receipt of written confirmation). Notices, demands and communications to the Company and the Purchasers will, unless another address is specified in writing, be sent to the address indicated below:

          NOTICES TO THE COMPANY:

          Peoples Telephone Company, Inc.
          2300 N.W. 89th Place
          Miami, Florida  33172
          Attention:  Robert D. Rubin
          Telecopy:  (305) 477-9890

          WITH A COPY TO:

          Steel Hector & Davis
          200 S. Biscayne Boulevard
          Suite 4000
          Miami, Florida  33131-2398
          Attention:  Richard J. Lampen, Esq.
          Telecopy:  (305) 577-7001

          NOTICES TO THE PURCHASERS:

          Appian Capital Partners, L.L.C.
          c/o Archon Capital Partners, L.P.
          11111 Santa Monica Boulevard
          Suite 1100
          Los Angeles, California  90025
          Attention:  Ronald N. Beck
          Telecopy:  (310) 914-0470

          UBS Capital Corporation
          299 Park Avenue
          New York, New York  10171
          Attention:  Justin S. Maccarone
          Telecopy:  (212) 821-6333

          WITH A COPY TO:

          Kirkland & Ellis
          200 East Randolph Drive
          Suite 5700
          Chicago, Illinois  60601
          Attention:  John A. Weissenbach, Esq.
          Telecopy:  (312) 861-2200

          9.3       BINDING AGREEMENT; ASSIGNMENT.

          (a) This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Company without the prior written consent of each of the Purchasers.

          (b) Each Purchaser may (at any time prior to the Closing), at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its respective Affiliates.

          9.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          9.5 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

          9.6 HEADINGS; INTERPRETATION. The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of one or more items or matters, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, such items or matters.

          9.7 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          9.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

          9.9 GOVERNING LAW. THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY THE INTERNAL LAW OF THE

STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR
CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          9.10 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

                           *    *    *    *    *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         PEOPLES TELEPHONE COMPANY, INC.

                         By:  _____________________________________
                              Name:
                              Title:

                         UBS CAPITAL CORPORATION

                         By:  _____________________________________
                              Name:
                              Title:

                         By:  _____________________________________
                              Name:
                              Title:

                         APPIAN CAPITAL PARTNERS, L.L.C

                         By:  _____________________________________
                              Name:
                              Title:

                                                              EXHIBIT A

                        CERTIFICATE OF AMENDMENT OF

                   THE CERTIFICATE OF INCORPORATION OF

                     PEOPLES TELEPHONE COMPANY, INC.

                           UNDER SECTION 805 OF

                      THE BUSINESS CORPORATION LAW

          1. The name of the corporation is Peoples Telephone Company, Inc. (formed under the name of Shirts Unlimited Franchise, Inc.)
(the "CORPORATION").

          2. The Corporation originally filed its Certificate of Incorporation with the New York Department of State on September 5, 1968.

          3. Pursuant to the authority granted to the Board of Directors of the Corporation by Section II, Article Fourth, of its Certificate of Incorporation, the Corporation hereby amends its Certificate of Incorporation by the addition of a provision stating the number, designation, relative rights, preferences and limitations of a series of the Corporation's Preferred Stock as fixed by the Board of Directors of the Corporation, as follows (except as otherwise indicated herein, capitalized terms used herein are defined in Section M herein):

          SECTION A.   DESIGNATION AND AMOUNT; PAR VALUE. The shares of
such series shall be designated as "Series C Cumulative Convertible Preferred Stock" (the "CONVERTIBLE PREFERRED STOCK") and the number of authorized shares constituting Convertible Preferred Stock shall be 160,000. The par value of each share of such series shall be $.01.

          SECTION B.   DIVIDENDS.

          1. GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the New York Business Corporation Law (the "NYBCL"), the Corporation will pay preferential dividends to the holders of the Convertible Preferred Stock as provided in this Section B. Except as otherwise provided herein, dividends on each share of

Convertible Preferred Stock (a "SHARE") will accrue on a daily basis at a rate of 7% per annum of the Liquidation Value thereof (plus all accumulated and unpaid dividends thereon) from and including the Date of Issuance (as defined below) of such Share to and including the date on which the Liquidation Value (plus all accrued and unpaid dividends thereon) of such Share is paid in full or the date on which such share is converted into shares of Conversion Stock. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share will be deemed to be its "DATE OF ISSUANCE" regardless of the number of times a transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. The dividends on each Share shall be payable on each Dividend Reference Date during the first three years following the Date of Issuance, at the Corporation's election either in cash or accumulating. Commencing on June 30, 1998 and on each Dividend Reference Date thereafter, all accrued and unpaid dividends shall be paid in cash unless and to the extent the Corporation is prohibited from paying such dividends in cash under the Indenture or the Credit Agreement and, except to the extent paid in cash, such dividends will accumulate on each such Dividend Reference Date. Notwithstanding the foregoing, all dividends otherwise accruing pursuant to this Section B1 will cease to accrue as of a Dividend Termination Date, so long as the Corporation has paid in cash all dividends which have accrued and are unpaid through such Dividend Termination Date. Further, notwithstanding termination of the dividend pursuant to the immediately preceding sentence, the dividend rate is subject to increase (or, if the dividend has previously terminated, is subject to resume accruing) pursuant to Section L2(a) (except on account of any Event of Noncompliance which is described in Section L1(c)(i) which occurs after dividends pursuant to this Section have otherwise ceased to accrue on account of the immediately preceding sentence).

          2. DIVIDEND REFERENCE DATES. The accrued dividends will be payable on June 30 and December 31 of each year commencing on December 31, 1995 (the "DIVIDEND REFERENCE DATES") to the holders of record of the Convertible Preferred Stock at the close of business on the immediately preceding June 15 and December 15. To the extent that all accrued dividends are not paid on the Dividend Reference Dates, all dividends which have accrued on each Share outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date will be accumulated and shall remain accumulated dividends with respect to such Share until paid.

          3. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation elects to pay dividends in cash and pays less than the total amount of dividends then accrued with respect to the Convertible Preferred Stock, such payment will be distributed ratably among the holders of the Convertible Preferred Stock based upon the aggregate accrued but unpaid dividends on the Shares of Convertible Preferred Stock held by each such holder, and any amounts of such dividends remaining thereafter shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

          SECTION C.   LIQUIDATION.  Upon any liquidation, dissolution or
winding up of the Corporation, the holders of the Convertible
Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any of the Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends thereon) of all such Convertible Preferred Stock outstanding, and the holders of Convertible
Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Convertible Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Convertible Preferred Stock held by each such holder. Prior to the time of any liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Convertible Preferred
Stock. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 10 days prior to the payment date stated therein, to each record holder of Convertible Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section C.

          SECTION D.   REDEMPTIONS.

          1. SCHEDULED REDEMPTION. On [ ], 2005 (the "SCHEDULED REDEMPTION DATE"), the Corporation will redeem all issued and outstanding Shares of Convertible Preferred Stock, at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

          2. OPTIONAL REDEMPTIONS. The Corporation may at any time and from time to time after the Date of Issuance redeem all or any portion of the Shares of Convertible Preferred Stock then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

          3. REDEMPTION PRICE. For each Share which is to be redeemed, the Corporation will be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). If the Corporation's funds which are legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds will immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          4. NOTICE OF REDEMPTION. Except as otherwise provided herein, the Corporation will mail written notice of each redemption of Convertible Preferred Stock to each record holder not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder within 3 business days after surrender of the certificate representing the redeemed Shares.

          5. DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. Except as otherwise provided herein, the number of Shares of Convertible Preferred Stock to be redeemed from each holder thereof in redemptions hereunder will be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which will be the total number of Shares then held by such holder and the denominator of which will be the total number of Shares of Convertible Preferred Stock then outstanding.

          6. DIVIDENDS AFTER REDEMPTION DATE. No Share is entitled to any dividends accruing after the date on which the Liquidation Value (plus all accrued and unpaid dividends thereon) of such Share is paid in full. On such date all rights of the holder of such Share will cease, and such Share will not be deemed to be outstanding.

          7. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation will be cancelled and will not be reissued, sold or transferred.

          8.   SPECIAL REDEMPTIONS.

          If a Change of Control (as defined below) has occurred or the Corporation obtains knowledge that a Change of Control is proposed to occur, the Corporation shall give prompt written notice of such Change of Control describing in reasonable detail the material terms and date of consummation thereof to each holder of Convertible Preferred Stock, but in any event such notice shall not be given later than 5 days after the occurrence of such Change of Control, and the Corporation shall give each holder of Convertible Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. Any holder of Convertible Preferred Stock may require the Corporation to redeem all or any portion of the Convertible Preferred Stock owned by such holder at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to 21 days after receipt of the first such notice from the Corporation which confirms that a Change of Control has occurred (the "EXPIRATION DATE"); PROVIDED that in no event shall the Corporation be obligated to redeem Shares unless (a) all amounts then due and payable under the Credit Agreement (whether at maturity, by acceleration or otherwise) have been paid in full and (b)(i) a Change of Control Offer (as defined in the Indenture, as in effect on the Date of Issuance) has been made to the holders of the notes outstanding under the Indenture (if and to the extent that any such Change of Control Offer is required to be made pursuant to the Indenture as in effect at the time of the applicable Change of Control) and all such notes which have been validly tendered in accordance therewith have been purchased in accordance with the terms of the Indenture applicable thereto as in effect on the Date of Issuance (if and to the extent required pursuant to the Indenture as in effect at the time of the applicable Change of Control), and (ii) the Corporation shall not, since the date of such Change of Control Offer, have defaulted in the payment when due of any amount of principal, interest or premium owing with respect to any notes outstanding pursuant to the Indenture (except any such default which shall have been cured or waived). The Corporation shall give prompt written notice (a "SECOND NOTICE") of each such election to all other holders of Convertible Preferred Stock within 5 days after the receipt thereof, and each such holder shall have until the later of (i) the Expiration Date or (ii) 10 days after receipt of the latest Second

Notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Convertible Preferred Stock owned by such holder.

          Subject to the proviso of the second sentence of the preceding paragraph, upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (i) 90 days following occurrence of the Change of Control or (ii) 5 days after the Corporation's receipt of such election(s).

          For purposes hereof, "CHANGE OF CONTROL" has the meaning given such term in the Indenture as in effect on the Date of Issuance, without amendment or modification thereof and whether or not any notes issued pursuant to the Indenture are outstanding.

          Redemptions made pursuant to this Section D8 shall not relieve the Corporation of its obligation pursuant to Section D1 above to redeem any Convertible Preferred Stock outstanding on the Scheduled Redemption Date.

          SECTION E.     PRIORITY OF CONVERTIBLE PREFERRED STOCK ON
DIVIDENDS AND REDEMPTIONS. So long as any Convertible Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Convertible Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities (other than dividends payable solely in the securities in respect of which such dividends are paid).

          SECTION F.     ELECTION OF DIRECTORS.

               1.   So long as at least 50,000 shares of
Convertible Preferred Stock are outstanding and held of record by Qualified Convertible Preferred Holders (as defined below), then the holders of a majority of the Convertible Preferred Stock, voting separately as a single class in the election of directors of the Corporation, to the exclusion of all other classes of the Corporation's capital stock and with each Share of Convertible Preferred Stock entitled to one vote, shall be entitled to elect two (2) directors to serve on the Corporation's Board of Directors until his successor is duly elected by holders of a majority of the Convertible Preferred Stock or he is removed from office by holders of a majority of the Convertible Preferred Stock; and so long as Qualified Convertible Preferred Holders hold of record an aggregate of less than 50,000 but at least 25,000 shares of

Convertible Preferred Stock, then the holders of a majority of the Convertible Preferred Stock, voting separately as a single class in the election of directors of the Corporation, to the exclusion of all other classes of the Corporation's capital stock and with each Share of Convertible Preferred Stock entitled to one vote, shall be entitled to elect one (1) director to serve on the Corporation's Board of Directors until his successor is duly elected by holders of a majority of the Convertible Preferred Stock or he is removed from office by holders of a majority of the Convertible Preferred Stock. If the holders of a majority of the Convertible Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of a majority of the Convertible Preferred Stock elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders.

               2. So long as the holders of a majority of the Convertible Preferred Stock have the right to elect at least one director pursuant to Section F1, the Corporation's Board of Directors will be comprised of no more than six (6) directors, who shall include the Corporation's Chief Executive Officer and President. Each director elected by the holders of the Convertible Preferred Stock will be paid fees not less than the fees paid to any other member of the Corporation's Board of Directors (excluding fees payable for services rendered in their capacity other than as directors) and will be reimbursed for all reasonable expenses relating to attending each meeting of the Corporation's Board of Directors. For purposes of this Section F, "QUALIFIED CONVERTIBLE PREFERRED HOLDERS" means and includes, collectively, UBS, any successor to all or substantially all of the business or assets thereof and each Affiliate of the foregoing.

          SECTION G.     OTHER VOTING RIGHTS.  The holders of the
Convertible Preferred Stock shall be entitled to notice of all stockholders' meetings in accordance with the Corporation's bylaws, and except in the election of directors and as otherwise provided herein, the holders of the Convertible Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Convertible Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Convertible Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

          SECTION H.     CONVERSION.

          1.   CONVERSION PROCEDURE.

               (a) At any time and from time to time, any holder of Convertible Preferred Stock may convert all or any portion of the Convertible Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $100.00 and dividing the result by the Conversion Price then in effect.

               (b) Except as otherwise provided herein, each conversion of Convertible Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Convertible Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Convertible Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               (c) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon).

               (d) Notwithstanding any other provision hereof, if a conversion of Convertible Preferred Stock is to be made in connection with a Change of Control or other transaction affecting the Corporation, the conversion of any Shares of Convertible Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

               (e) As soon as possible after a conversion has been effected (but in any event within 5 business days in the case of subparagraph (i) below), the Corporation shall deliver to the converting holder:

                    (i) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                    (ii)   payment of cash in an amount equal to
all accrued dividends with respect to each Share converted which have not been paid prior thereto provided that the Corporation will not be obligated to pay such amount to the extent it is prohibited from doing so by the NYBCL or by the terms of the Indenture or the Credit Agreement; provided further that any dividend not paid shall continue to accumulate, and dividends shall continue to accrue with respect thereto, and such amount shall be paid in cash as and when, and to the extent, the Corporation is not prohibited from doing so by the NYBCL or by the terms of the Indenture and the Credit Agreement, and in any event all such accrued dividends shall be paid in cash not later than the tenth anniversary of the Date of Issuance, to the extent not previously paid in cash, subject to the last two sentences of Section D2 above; and

                    (iii) a certificate representing any Shares of Convertible Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (f) If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Convertible Preferred Stock being converted, the unpaid portion of such dividends may, at the election of the converting holder made by giving written notice thereof to the Corporation at any time thereafter, be converted into an additional number of shares of Conversion Stock determined by dividing (i) the amount of the unpaid portion of such dividends, by (ii) 95% of the Market Price of one share of the Conversion Stock as of the date of such notice.

               (g) The issuance of certificates for shares of Conversion Stock upon conversion of Convertible Preferred Stock shall be made without charge to the holders of such Convertible Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Convertible Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

               (h) The Corporation shall not close its books against the transfer of Convertible Preferred Stock or of Conversion Stock issued or issuable upon conversion of Convertible

Preferred Stock in any manner which interferes with the timely conversion of Convertible Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (i) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred Stock, such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Convertible Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or the NASDAQ National Market upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Convertible Preferred Stock.

               (j) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Convertible
Preferred Stock, at the request of the holder thereof, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

           2.  CONVERSION PRICE.

               (a) The initial "CONVERSION PRICE" shall be $5.25 per share. In order to prevent dilution of the conversion rights granted under this Section H, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section H2.

               (b) If and whenever on or after the original Date of Issuance of the Convertible Preferred Stock the Corporation issues or sells, or in accordance with Section H3 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (i) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

               (c) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of (i) shares of Common Stock upon exercise of the Warrants in accordance with the terms thereof as in effect at the Date of Issuance, (ii) shares of Common Stock pursuant to stock options, warrants and other rights to acquire Common Stock described in Schedule 4.3 to the Securities Purchase Agreement (as such number of shares is proportionately adjusted for subsequent stock splits, combinations of shares and stock dividends affecting the Common Stock), in each case pursuant to the terms thereof as in effect on the date of the Securities Purchase
Agreement or as such terms may thereafter be adjusted as described in Schedule 4.3, (iii) shares of Common Stock upon exercise of stock options granted to employees and directors of the Corporation and its Subsidiaries pursuant to the terms of stock option plans and stock ownership plans approved by the Corporation's Board of Directors, and (iv) shares of Common Stock as consideration for the acquisition of any interest in any business or company from a Person other than an Affiliate (A) which acquisition is not prohibited pursuant to the Securities Purchase Agreement, and (B) so long as the Market Price of the Conversion Stock as of the closing of such acquisition exceeds $4.50 per share (as such price is proportionately adjusted for subsequent stock splits, combinations of shares and stock dividends affecting the Conversion Stock) and so long as the Market Price of the Conversion Stock has not at any time from the Date of Issuance through such closing time been equal to or greater than $5.25 per share (as so adjusted).

           3. EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under Section H2, the following shall be applicable:

               (a)  ISSUANCE OF RIGHTS OR OPTIONS.  If the
Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (b) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
(ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section H, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (c) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section H3, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance of the Convertible Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

               (d) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this Section H3, the expiration or termination of any Option or Convertible Security which was outstanding as of the Date of Issuance of the Convertible Preferred Stock shall not cause the conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Date of Issuance of the Convertible Preferred Stock.

               (e) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Convertible Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Convertible Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

               (f) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

               (g) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (h) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them
(i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

           4. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

           5.  REORGANIZATION, RECLASSIFICATION, CONSOLIDATION,
MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "ORGANIC CHANGE".
Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Convertible
Preferred Stock then outstanding) to insure that each of the holders of Convertible Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Convertible Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Convertible
Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions
(in form and substance satisfactory to the holders of a majority of the Convertible Preferred Stock then outstanding) to insure that the provisions of this Section H and Section I hereof shall thereafter be applicable to the Convertible Preferred Stock
(including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Convertible Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Convertible Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

           6. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section H but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Convertible Preferred Stock; provided that no adjustment shall be made in connection with any stock appreciation rights or phantom stock rights granted to employees pursuant to employee benefit plans approved by the Corporation's Board of Directors; and provided further that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section H or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Convertible Preferred Stock.

           7.  NOTICES.

               (a) Promptly after any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Convertible Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (b) The Corporation shall give written notice to all holders of Convertible Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (c) The Corporation shall also give written notice to the holders of Convertible Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

          SECTION I. PURCHASE RIGHTS. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then each holder of Convertible Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Convertible Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          SECTION J.     REGISTRATION OF TRANSFER.  The Corporation
will keep at its principal office a register for the registration of Convertible Preferred Stock. Upon the surrender of any certificate representing Convertible Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Convertible Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Convertible Preferred Stock represented by the surrendered certificate.

          SECTION K.     REPLACEMENT.  Upon receipt of evidence
reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any class of Convertible Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a Purchaser or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Convertible Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          SECTION L.     EVENTS OF NONCOMPLIANCE.

          1. DEFINITIONS. An Event of Noncompliance shall have occurred if:

               (a) the Corporation fails on any Dividend Reference Date on or after the third anniversary of the Date of Issuance to pay in cash the full amount of dividends then accrued on the Convertible Preferred Stock, whether or not legally permissible, except to the extent prohibited by the Indenture or Credit
Agreement;

               (b) the Corporation fails to make any redemption payment with respect to the Convertible Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

               (c) the Corporation (i) breaches any material representation or warranty, or (ii) otherwise breaches or fails to perform or observe any material covenant or agreement set forth herein or in the Definitive Agreements, which breach or failure continues for 30 days after the Corporation first becomes aware thereof;

               (d) the Corporation fails to pay when due any amount owing under the Indenture or Credit Agreement, and such failure continues after any grace period applicable thereunder;

               (e)  any event described in any of paragraphs (h),
(i) or (j) of Section 5.01 of the Indenture, as in effect on the Date of Issuance, shall have occurred and be continuing with respect to the Corporation;

               (f)  any event described in paragraph (g) of Section
5.01 of the Indenture, as in effect on the Date of Issuance, shall have occurred and be continuing;

               (g) a judgment in excess of $2,500,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; provided that the Event of Noncompliance will be continuing only to the extent such amounts remain unpaid; or

               (h) the Corporation or any Subsidiary becomes in default of any obligation or agreement evidencing or relating to indebtedness and the result of such default is that an amount exceeding $2,500,000 has become due prior to its stated maturity; provided that the Event of Noncompliance will be continuing only to the extent such amounts remain unpaid.

           2.  CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

               (a) If an Event of Noncompliance has occurred, the dividend rate on the Convertible Preferred Stock shall increase immediately by an increment of 50 basis points (1/2 percentage point). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 50 basis points (1/2 percentage point) up to a maximum of 400 basis points (4 percentage points). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

               (b) If an Event of Noncompliance of the type described in Section L1(e) has occurred, all of the Convertible Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Convertible Preferred Stock) at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Convertible Preferred Stock upon the occurrence of such Event of Noncompliance, and subject, however, to the prior payment in full of all amounts due and payable under the Credit Agreement and the Indenture.

               (c) If any Event of Noncompliance exists, each holder of the Convertible Preferred Stock shall also have any other rights which such holder is entitled to under any contract with the Corporation or agreement and any other rights which such holder may have pursuant to applicable law; provided that any payment with respect to any claim arising from such rights shall be subordinated to the prior payment in full of all amounts then owing and due under the Credit Agreement and the Indenture.

          SECTION M.     DEFINITIONS.  Unless defined below or
elsewhere herein, each capitalized term used herein shall have the meaning given such term in the Securities Purchase Agreement.

          "ACP" means Appian Capital Partners, L.L.C., a Delaware limited liability company.

          "COMMON STOCK" means, all shares of the Corporation's
Common Stock, par value $.01 per share, as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, consolidation or other reorganization.

          "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections H3(a) and H3(b) hereof.

          "CONVERSION STOCK" means shares of the Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Convertible Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Convertible Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

          "CREDIT AGREEMENT" means the Fourth Amended and Restated Loan and Security Agreement dated as of July ___, 1995, by and among the Corporation, as borrower, the lenders party thereto from time to time, and Creditanstalt-Bankverein, as agent for the lenders, as amended, supplemented or otherwise modified from time to time or any agreement evidencing a refinancing of such indebtedness, including any agreement extending the maturity of, refinancing or restructuring indebtedness thereunder.

          "DEFINITIVE AGREEMENTS" means the Securities Purchase
Agreement, the Warrants and the Registration Rights Agreement, in each case as amended from time to time in accordance with its respective terms.

          "DIVIDEND TERMINATION DATE" means any date following a period of 45 consecutive trading days (a "TRADING PERIOD") during which the average of the closing prices for the Common Stock on the NASDAQ market exceeded: (x) in the case of any Trading Period of which the first 23 or more days occur during the fourth year after the closing, 200% of the conversion price for the Convertible Preferred Stock in effect as of the end of such Trading Period (the "First Target"), provided that such closing price for the Common Stock on each of the final 15 trading days of such Trading Period shall equal or exceed 90% of the First Target; (y) in the case of any Trading Period of which the last 23 or more trading days occur during the fifth year after the closing, 175% of the conversion price for the Convertible Preferred Stock in effect as of the end of such Trading Period (the "Second Target"), provided that such closing price for the Common Stock on each of the final 15 trading days of such Trading Period shall equal or exceed 90% of the Second Target; and (z) in the case of any Trading Period of which the last 23 or more trading days occur during the sixth or any subsequent year after the closing, 150% of the conversion price for the Convertible Preferred Stock in effect as of the end of such Trading Period (the "Third Target"), provided that such closing price for the Common Stock on each of the final 15 trading days of such Trading Period shall equal or exceed 90% of the Third Target.

          "INDENTURE" means the Indenture governing $100,000,000 in aggregate principal amount of any series of the Corporation's __% Senior Notes due 2002, dated as of July __, 1995 between the Corporation and First Union National Bank of North Carolina, as trustee, as amended, supplemented or otherwise modified from time to time or any agreement evidencing a refinancing of such indebtedness, including any agreement extending the maturity of, refinancing or restructuring indebtedness thereunder.

          "JUNIOR SECURITIES" means any of the Corporation's Stock, except for the Convertible Preferred Stock.

          "LIQUIDATION VALUE" of any Share as of any particular date will be equal to $100.00.

          "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed or as reported on the NASDAQ National Market, or, if there has been no sales on any such exchange or reported on the NASDAQ National Market on any day, the average of the highest bid and lowest asked prices on all such exchanges or reported at the end of such day, or, if on any day such security is not so listed or included in the NASDAQ National Market, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ National Market, the NASDAQ Stock Market or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Convertible Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Convertible Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities other than rights, warrants or options referred to clauses (i),
(ii) or (iii) of Section H2(c) above.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PURCHASER" means UBS.

          "REDEMPTION DATE" as to any Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided, that no such date will be a Redemption Date unless the applicable Liquidation Value (plus all accrued and unpaid dividends thereon) is actually paid in cash, and if not so paid, the Redemption Date will be the date on which such Liquidation Value (plus all accrued and unpaid dividends thereon) is fully paid in cash.

          "REGISTRATION RIGHTS AGREEMENT"  means the Registration
Rights Agreement as defined in the Securities Purchase Agreement, as such Registration Rights Agreement may be amended from time to time in accordance with its terms.

          "SECURITIES PURCHASE AGREEMENT" means the Securities
Purchase Agreement, dated as of July 3, 1995 among the Corporation, UBS and ACP, as amended from time to time in accordance with its terms.

          "STOCK" of any Person means any shares, equity or profits interests, participations or other equivalents (however designated) of capital stock, whether voting or nonvoting, including any securities with profit participation features, and any rights, warrants, options or other securities convertible into or exercisable or exchangeable for any such shares, equity or profits interests, participations or other equivalents, or such other securities, directly or indirectly (or any equivalent ownership interests, in the case of a Person which is not a corporation).

          "SUBSIDIARY" means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          "UBS" means UBS Capital Corporation, a New York corporation.

          "WARRANTS" means the Warrants issued pursuant to the Securities Purchase Agreement, as they may be amended from time to time in accordance with their terms.

          SECTION N. AMENDMENT AND WAIVER. No amendment, modification or waiver will be binding or effective with respect to any of the provisions of this amendment to the Corporation's Certificate of Incorporation stating the number, designation, relative rights, preferences and limitations of the Convertible Preferred Stock, without the prior written consent of the holders of at least 80% of the Shares of Convertible Preferred Stock then outstanding.

          SECTION O.     NOTICES.  Except as otherwise expressly
provided herein, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                    IN WITNESS WHEREOF, the undersigned President and Assistant Secretary of the Corporation have executed this Certificate as of this ____ day of July ___, 1995.

                                   PEOPLES TELEPHONE COMPANY, INC.

                                   By:________________________
                                   Name:
                                   Title:

                                   By:________________________
                                   Name:
                                   Title:

NOTARIZED:

                                                                  EXHIBIT B

          THIS WARRANT WAS ORIGINALLY ISSUED ON JULY __,
          1995 AND HAS NOT BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED, AND MAY
          NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT,
          THE RULES AND REGULATIONS THEREUNDER OR THE
          PROVISIONS OF THIS WARRANT.  THIS WARRANT IS
          ALSO SUBJECT TO A SECURITIES PURCHASE
          AGREEMENT DATED AS OF JULY __, 1995 BETWEEN
          PEOPLES TELEPHONE COMPANY, INC. (THE
          "COMPANY") AND THE PARTIES NAMED THEREIN,
          INCLUDING THE ORIGINAL HOLDER HEREOF.  A COPY
          OF THE SECURITIES AGREEMENT WILL BE FURNISHED
          WITHOUT CHARGE BY THE COMPANY TO THE HOLDER
          HEREOF UPON REQUEST.

                          STOCK PURCHASE WARRANT

Date of Issuance:  July ___, 1995                       Certificate No. W-_


          FOR VALUE RECEIVED, PEOPLES TELEPHONE COMPANY, INC., a New York corporation (the "Company"), hereby grants to APPIAN CAPITAL PARTNERS, L.L.C., a Delaware limited liability company ("ACP") or its transferees and assigns the right to purchase from the Company at any time after the Date of Issuance (as defined below) a total of 275,000 Warrant Shares (as defined herein) at a price per share of $5.25 (the "INITIAL EXERCISE PRICE"). This Warrant is issued pursuant to the terms of the Securities Purchase Agreement, dated as of July 3, 1995 (the "SECURITIES PURCHASE AGREEMENT"), among the Company, ACP and UBS Capital Corporation, a New York corporation. Certain capitalized terms used herein are defined in Section 8 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

          This Warrant is subject to the following provisions:

          SECTION 1.   EXERCISE OF WARRANT.

          1A. EXERCISE PERIOD. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time after the Date of Issuance to and including 5:00 p.m., New York time, on July __, 2005 or, if such day is not a business day, on the next following business day (the "EXERCISE PERIOD").

          1B.  EXERCISE PROCEDURE.

               (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "EXERCISE TIME"):

                    (a)  a completed Exercise Agreement, as
     described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "PURCHASER");

                    (b)  this Warrant;

                    (c)  if the Purchaser is not the Registered
     Holder, an Assignment or Assignments in the form set forth in
     EXHIBIT II hereto evidencing the assignment of this Warrant to the Purchaser; and

                    (d) either (1) a check payable to the Company in an amount equal to the product of the Exercise Price (as defined below) multiplied by the number of Warrant Shares being purchased upon such exercise (the "AGGREGATE EXERCISE PRICE"), (2) the surrender to the Company of shares of Common Stock, shares of Preferred Stock or debt securities of the Company having a value equal to the Aggregate Exercise Price of the Warrant Shares being purchased upon such exercise (provided that for purposes of this subparagraph, the value of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon), or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon such exercise of the Warrant which when multiplied by the Fair Market Value of one Warrant Share is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

               (ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 13 hereof. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new warrant, substantially identical hereto, representing the rights formerly represented by this

Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new warrant to the Person designated for delivery in the Exercise Agreement.

               (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares at the Exercise Time.

               (iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares (other than transfer taxes payable because the holder of the Warrant Shares is other than the Registered Holder).

               (v) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, the Purchaser may (but shall not be obligated to) purchase Warrant Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

               (vi) The Company shall assist and cooperate with the Registered Holder or any Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

               (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Change of Control (as defined in the Amended Certificate of Incorporation) or other transaction affecting the Company, such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

               (viii) The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange or the NASDAQ National Market upon which shares of Common Stock or other securities constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued Warrant Shares to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.

               (ix) If the Warrant Shares issuable by reason of exercise of this Warrant are at the time of exercise of this Warrant convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the Purchaser's option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

               (x) The Company shall not, and shall not permit its subsidiaries to, directly or indirectly, by any action (including, without limitation, reincorporation in a jurisdiction other than New York, amending its certificate of incorporation or through any Organic Change (as defined below), issuance or sale of securities or any other voluntary action) avoid or seek to avoid the observance or performance of any of terms of this Warrant or impair or diminish its value (except for any action which ratably affects all Warrant Shares and shares of Common Stock), but shall at all times in good faith assist in the carrying out of all such terms of this Warrant. Without limiting the generality of the foregoing, the Company shall (a) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant and (b) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of causing a material portion of the purchase rights represented hereby to become exercisable for less than one share of Common Stock.

           1C. EXERCISE AGREEMENT. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth in EXHIBIT I hereto, except that if the Warrant Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

          SECTION 2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 (as so adjusted, the "EXERCISE PRICE"), and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, each as provided in this Section 2.

          2A. If and whenever on or after the Date of Issuance the Company issues or sells, or in accordance with Section 2C is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Exercise Price shall be reduced to the Exercise Price determined by dividing (i) the sum of (1) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Company upon such issue or sale, by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          2B. Notwithstanding the foregoing, there shall be no adjustment in the Exercise Price as a result of any issue or sale (or deemed issue or sale) of (i) shares of Common Stock upon conversion of the Preferred Stock in accordance with the terms thereof as in effect as of the Date of Issuance, (ii) shares of Common Stock pursuant to exercise of stock options, warrants and other rights to acquire Common Stock described in Schedule 4.3 to the Securities Purchase Agreement (as such number of shares is proportionately adjusted for subsequent stock splits, combinations of shares and stock dividends affecting the Common Stock), in each case pursuant to the terms thereof as in effect on the date of the Securities Purchase Agreement or as such terms may thereafter be adjusted as described in Schedule 4.3 thereto, (iii) shares of Common Stock upon exercise of stock options granted to employees and directors of the Company and its Subsidiaries pursuant to the terms of stock option plans and stock ownership plans approved by the Company's Board of Directors, and (iv) shares of Common Stock as consideration for the acquisition of any interest in any business or company from a Person other than an Affiliate (A) which acquisition is not prohibited pursuant to the Securities Purchase Agreement, and (B) so long as the Fair Market Value of one Warrant Share as of the closing of such acquisition exceeds $4.50 per share (as such price is proportionately adjusted for subsequent stock splits, combinations of shares and stock dividends affecting the Warrant Shares) and so long as the Fair Market Value of one Warrant Share has not at any time from the Date of Issuance through such time been equal to greater than $5.25 per share (as so adjusted).

          2C . EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under Section
2B, the following shall be applicable:

               (1) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (2) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

               (3) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be immediately adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2C, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Exercise Price hereunder to be increased.

               (4) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Exercise Price then in effect hereunder shall be adjusted immediately to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this Section 2C, the expiration or termination of any Option or Convertible Security which was outstanding as of the Date of Issuance shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Date of Issuance.

               (5) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Fair Market Value thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the holders of a majority of the outstanding Warrants. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of the outstanding Warrants. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

               (6) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

               (7) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (8) RECORD DATE. If the Company takes a record of the holders of Common Stock for the purpose of entitling them
(i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          2D. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

          2E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "ORGANIC CHANGE". Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of a majority of the Warrants) to ensure that each Registered Holder of Warrant(s) shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrant(s), such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had exercised its Warrants immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provision (in form and substance satisfactory to the Registered Holders of a majority of the Warrants then outstanding) to insure that the provisions of this Section 2 and Section 5 hereof shall thereafter be applicable to the Warrants (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of Warrant Shares acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change). The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change assumes by written instrument (in form and substance reasonably satisfactory to the Registered Holders of a majority of the Warrants then outstanding) the obligation to deliver to each Registered Holder of Warrant(s) such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire.

          2F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Registered Holder of this Warrant; provided that no adjustment shall be made for stock appreciation rights and phantom stock rights granted to employees pursuant to employee benefit plans approved by the Company's Board of Directors; and provided further that no such adjustment shall increase the Exercise Price as otherwise determined pursuant to this Section 2 or decrease the number of Warrant Shares issuable upon conversion of any Warrant.

          2G.    NOTICES.

          (i) Promptly after any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered
Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which any Organic Change shall take place.

          (iii) The Company shall also give written notice to the Registered Holder at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

          SECTION 3.  LIQUIDATING DIVIDENDS.  If the Company
declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "LIQUIDATING DIVIDEND"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Warrant Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          SECTION 4. PURCHASE RIGHTS. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then each holder of Warrants shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of Warrant Shares acquirable upon conversion of such holder's Warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          SECTION 5. NO VOTING RIGHTS; LIMITATIONS OF LIABILITY. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered

Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

          SECTION 6. TRANSFERABILITY. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of EXHIBIT II hereto) at the principal office of the Company.

          SECTION 7. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. At the request of the Registered Holder (pursuant to a transfer of Warrants or otherwise), this Warrant may be exchanged for one or more Warrants to purchase Common Stock. The date the Company initially issues Warrants pursuant to the Securities Purchase Agreement shall be deemed to be the "DATE OF ISSUANCE" regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "WARRANTS."

          SECTION 8. DEFINITIONS. The following terms have the meanings set forth below:

          "AFFILIATE" means with respect to any Person, any other
Person directly or indirectly controlling or controlled by or is under direct or indirect control with such specified Person.

          "AMENDED CERTIFICATE OF INCORPORATION" means the
Company's Amended Certificate of Incorporation filed with the Secretary of the State of New York on July __, 1995.

          "COMMON STOCK" means the Company's Common Stock, $.01 par value per share, or any securities into which such Common Stock is hereafter converted or exchanged.

          "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2C(1) and 2C(2) hereof.

          "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock, other than any such securities referred to in Section 2B above.

          "FAIR MARKET VALUE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed or as reported on the NASDAQ National Market, or, if there has been no sales on any such exchange or reported on the NASDAQ National Market on any day, the average of the highest bid and lowest asked prices on all such exchanges or reported at the end of such day, or, if on any day such security is not so listed or included in the NASDAQ National Market, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Fair Market Value" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ National Market, the NASDAQ Stock Market or the over-the-counter market, the "Fair Market Value" shall be the fair value thereof determined jointly by the Company and the Registered Holders of a majority of the Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the Registered Holders of a majority of the Warrants. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

          "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities other than rights, warrants or options referred to in Section 2B above.

          "PERSON" means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PREFERRED STOCK" means the Cumulative Convertible
Preferred Stock issued pursuant to the Securities Purchase
Agreement.

          "REGISTERED HOLDER" means the holder of this Warrant as reflected in the records of the Company maintained pursuant to
Section 13.

          "WARRANT SHARES" means shares of the Company's Common Stock issuable upon exercise of the Warrant; PROVIDED, that if the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

          SECTION 9. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          SECTION 10. NOTICES. Except as otherwise expressly provided herein, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Company, at its principal executive offices and (ii) to a Registered Holder, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

          SECTION 11.    AMENDMENT AND WAIVER.  No amendment,
modification or waiver will be binding or effective with respect to any provision of this Warrant without the prior written consent of the Registered Holders of the Warrants then outstanding.

          SECTION 12. WARRANT REGISTER. The Company shall maintain at its principal executive offices a register for the registration of transfer of Warrants. Upon the surrender of any certificate representing Warrants at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Warrant Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Warrant Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

          SECTION 13. FRACTIONS OF SHARES. If any fractional interest in a Warrant Share would, except for the provisions of this subparagraph, be delivered upon any exercise of the Warrant, at the request of the Registered Holder the Company, in lieu of delivering the fractional share therefor, shall pay an amount to the Registered Holder thereof equal to the Fair Market Value of such fractional interest as of the date of exercise.

          SECTION 14. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                 * * * * *

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.

                              PEOPLES TELEPHONE COMPANY, INC.

                              By:  _________________________
                              Name:
                              Title:

Attest:

____________________________
    Assistant Secretary

                                                            EXHIBIT I

                            EXERCISE AGREEMENT

To:                                     Dated:

         The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                    Signature ____________________

                                    Address ______________________

                                                           EXHIBIT II

                                ASSIGNMENT


         FOR VALUE RECEIVED, _____________________________ hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

NAMES OF ASSIGNEE         ADDRESS                  NO. OF SHARES

Dated:                         Signature _______________________

                                         _______________________

                               Witness   _______________________

                                                                  EXHIBIT C

                                                            DRAFT:  6/29/95

          Each capitalized term used and not otherwise defined herein shall have the meaning given such term in the Securities
Purchase Agreement to which this Exhibit is attached.

          The Registration Rights Agreement to be entered into by the Company and the Purchasers at the Closing shall include provisions to the effect as follows, as well as other provisions reasonably required by the Purchasers, and shall be in form reasonably satisfactory to the Purchasers:

          1. At the request, at any time and from time to time, of the holders of a majority of the Registrable Securities (as defined below), the Company will register under the Securities Act on Form
S-1, or any similar long-form registration (a "LONG-FORM
REGISTRATION"), or on Form S-2 or S-3 or any similar short-form registration (a "SHORT-FORM REGISTRATION"), if available to the Company, all or any portion of the Registrable Securities held by any holder thereof which such holder requests to be so registered.
The Company will pay all Registration Expenses with respect to up to two Long-Form Registrations (it being understood that a registration will not count as the second and final long-form registration unless the holders are able to sell at least 90% of the shares they propose to sell in such offering), and up to one Short-Form Registration per year; provided that, if a Short-Form Registration is available to the Company, the Company will use such a form, and the holders of Registrable Securities may elect to treat such registration as a Long-Form Registration for purposes of expense reimbursement in accordance with this sentence. The holders of a majority of the Registrable Securities may select the underwriter(s) for the offering, subject to the approval of the Company which will not be withheld unreasonably. No securities will be included in a registration described in this paragraph without the prior written consent of holders of a majority of the Registrable Securities to be included therein, except that shares of Common Stock may be included as required pursuant to Existing Registration Rights so long as the number of such securities so included, when combined with the number of Registrable Securities proposed to be included therein, does not exceed the number which, in the reasonable judgment of the managing underwriter thereof, can be sold at the price and on the terms substantially as proposed.
For purposes hereof, "EXISTING REGISTRATION RIGHTS" means rights held by stockholders of the Company to cause the Company to register shares of Common Stock held by such holders at the Closing and rights held by other Persons to cause the Company to register shares of Common Stock issuable to such Persons under options, warrants or other rights held by such Persons at the Closing, as such rights are set forth in the agreements described in the Schedules to the Securities Purchase Agreement and in effect at the Closing. The Company may postpone for no more than 120 days in each 360-day period, the filing or the effectiveness of a registration statement for such a registration if the Board of Directors, acting in good faith, determines that such registration might reasonably be expected to have a material and adverse effect on any proposal or plan to engage in any acquisition or disposal of stock or assets or any merger, consolidation, tender offer or similar transaction; provided, that in such event, the holders of Registrable Securities requesting such registration will be entitled to withdraw such request and, if such request is withdrawn, such registration will not count as one of the permitted registrations. In connection with underwritten offerings of Registrable Securities, the Company will agree not to effect a public sale or distribution of any of its equity securities during the period beginning seven days before and extending 120 days (or such lesser number of days as reasonably requested by the managing underwriter of such underwritten offering of Registrable
Securities) after the effective date of any such registration requested by holders of Registrable Securities.

          2. In the event that after the date of the Agreement the Company registers under the Securities Act any of its equity securities (other than on registration statements on Form S-8 or Form S-4 or successor forms thereto which may be used solely for registering stock issued to employees or in business combinations) for the account of the Company, the holders of Registrable Securities will be permitted to include all or any portion thereof in such registration, and the Company will pay all Registration Expenses with respect thereto. In the event that the number of securities proposed to be included in such registration exceeds the number which, in the reasonable judgment of the managing underwriter thereof, can be sold on the terms substantially as proposed, the Company shall cause to included therein (a) first, the securities proposed to be sold for the account of the Company,
(b) second, the Registrable Securities and other securities required to be included therein pursuant to Existing Registration Rights, pro rata among the holders thereof according to the number of Registrable Securities and such other securities held, and (c) third, all other securities.

          3. In the event that after the date of the Agreement the Company registers under the Securities Act any of its equity securities, other than Registrable Securities, which securities are to be sold for the account of one or more of the Company's stockholders, the holders of Registrable Securities will be permitted to include all or any portion thereof in such registration, and the Company will pay all Registration Expenses with respect thereto. In the event that the number of securities proposed to be included in such registration exceeds the number which, in the reasonable judgment of the managing underwriter thereof, can be sold on the terms substantially as proposed, and such registration is in accordance with a demand made pursuant to Existing Registration Rights, the securities proposed to be sold in accordance with such Existing Registration Rights will be included first, the Registrable Securities will be included second, and all other securities will be included third.

          4. Registration procedures will be as set forth in Annex A hereto.

          5. Indemnification in connection with each registration will be as set forth in Annex B hereto.

          6.   Certain Definitions.

          "REGISTRABLE SECURITIES" means (i) any shares of Common Stock issued or issuable upon conversion or exercise of any Preferred Stock or Warrants or acquired after the date hereof by a Purchaser or any of its Affiliates holding Registrable Securities and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (x) distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), unless such securities are held at such time by a holder of other Registrable Securities, or (y) repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

          "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with the Registration Rights Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and of one counsel for the holders of Registrable Securities and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company.

                                              Annex A to Exhibit C

     REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to the Registration Rights Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months (or until all Registrable Securities registered thereunder have been sold in accordance therewith, if sooner) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection,

(ii) subject itself to taxation in any such jurisdiction or
(iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations in any such jurisdiction);

          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market (the "NASDAQ MARKET") and, if listed on the Nasdaq Market, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "National Market System security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure Nasdaq Market authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers, Inc;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to facilitate the disposition of such Registrable Securities;

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

          (m) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

          (n) in the case of any underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter of such underwritten offering may reasonably request.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion of counsel shall be reasonably satisfactory to the Company.

                                              Annex B to Exhibit C
     INDEMNIFICATION.

          (a) The Company will indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder, director, officer or controlling person for any legal or other expenses reasonably incurred by such holder, director, officer or controlling person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and
(ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, but only so long as, prior to assuming such defense (A) the indemnifying party acknowledges in writing to the indemnified Person that (1) it is not aware of any basis to believe that the indemnifying party is not responsible for all liabilities and expenses arising from such claim, and (2) upon becoming aware of any basis for a belief that the indemnifying party will not be solely responsible for all such liabilities and expenses, it will promptly notify such indemnified party in writing thereof and offer to resign from such defense, and
(B) the indemnified person is reasonably satisfied that the indemnifying party will have financial resources, or valid insurance, available to satisfy such liabilities and expenses. The indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, it being understood in any event that the withholding of such consent shall be deemed to be unreasonable unless the indemnifying party acknowledges in writing that it is responsible for all liabilities and expenses arising from such settlement). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                                                                  EXHIBIT D

                   FORM OF OPINION OF COMPANY'S COUNSEL

         Each capitalized term used herein has the meaning given such term in the Agreement to which this Exhibit D is attached.


         (i) Each of the Company and its Subsidiaries is duly incorporated and is validly existing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its assets and properties and conduct its business in the manner presently owned and conducted.

         (ii) Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in good standing under the laws of all other jurisdictions where the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

        (iii) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement, the Registration Rights Agreement and the other agreements contemplated by the Agreement to which the Company is a party, and, to the knowledge of such counsel, the Company and each of its Subsidiaries have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and authorizations of and from, and has made all declarations and filings with all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use their respective properties and assets and to conduct their respective business in the manner presently owned and operated, except to the extent that the failure to so obtain or file, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (iv) Each of the Agreement, the Registration Rights Agreement and the other agreements contemplated by the Agreement to which the Company is a party (assuming due authorization and execution of each by each party hereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally, (b) as the enforceability thereof may be subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) with respect to the Registration Rights Agreement, that such counsel expresses no opinion regarding the enforceability of the indemnification provisions contained in Section ___ thereof.

          (v) The Certificate of Amendment containing the terms of the Preferred Stock set forth in Exhibit A to the Agreement has been duly adopted by the Company's board of directors, has been duly filed with the Secretary of State of New York, has become effective under the laws of New York and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (vi) The certificates representing the Preferred Stock purchased at the Closing have been duly authorized, executed and delivered by the Company, such Preferred Stock has been validly issued and is outstanding, fully paid and nonassessable, and there are no statutory, or to the knowledge of such counsel, contractual, preemptive rights of stockholders or rights of first refusal with respect to the issuance of such Preferred Stock.

        (vii) The Warrants purchased at the Closing have been duly authorized, executed and delivered by the Company, have been validly issued and are outstanding, fully paid and nonassessable, and there are no statutory or, to the knowledge of such counsel, contractual, preemptive rights of stockholders or rights of first refusal with respect to the issuance of such Warrants.

       (viii) The Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants has been duly authorized and reserved for issuance by the Company, there are no statutory or, to the knowledge of such counsel, contractual, preemptive rights of stockholders or rights of first refusal with respect to the issuance of such Common Stock, and the Common Stock to be issued upon conversion of such Preferred Stock or upon exercise of the Warrants shall upon such issuance be validly issued, fully paid and nonassessable.

         (ix) The execution, delivery and performance by the Company of the Agreement, the Registration Rights Agreement and the other agreements contemplated by the Agreement, the issuance, sale and delivery of the Preferred Stock and the Warrants and the issuance of Common Stock upon conversion of the Preferred Stock and upon exercise of the Warrants, the consummation by the Company of the transactions contemplated thereby and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Date, will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company or any of the Subsidiaries or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries under, (A) any material agreements which the Company has filed pursuant to Item 601 of Regulation S-K of the SEC, (B) the Company's Certificate of Incorporation, the Certificate of Amendment, the Company's bylaws or the charter or bylaws of any of its Subsidiaries (the "Organizational Documents") or (C) any law, rule or regulation of the United States or the State of Florida or New York applicable to the Company or any of its Subsidiaries or any order, decree or judgment known to such counsel to be applicable to the Company or any of its Subsidiaries, of any court or governmental or regulatory agency or body or arbitrator.

          (x) Assuming that the representations and warranties of the Purchasers contained in Section 8.11 of the Agreement are true, correct and complete, it is not necessary in connection with the offer, sale and delivery of the Preferred Stock and the Warrants to the Purchasers, in accordance with the Agreement, to register the Preferred Stock and the Warrants under the Securities Act.

         (xi) To the knowledge of such counsel, Schedule A attached hereto correctly sets forth the number of shares of each class of the Company's and each Subsidiary's authorized capital stock and the number of outstanding shares of each such class as of the Closing; all of the outstanding capital stock of the Company and each of its Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document), and the outstanding shares of the capital stock owned by the Company or its Subsidiaries are owned beneficially and of record by the Company free and clear of all liens, encumbrances, equities and claims of restrictions on transferability or voting except for liens in favor of the lenders under the Credit Agreement.

        (xii) To the knowledge of such counsel, except as described in Schedule 4.3 to the Agreement, (A) there is no outstanding Stock of the Company or any of its Subsidiaries, except for the Preferred Stock and the Warrants, (B) there are no agreements providing for the issuance (contingent or otherwise) of, or any commitments or claims of any character relating to, any Stock except for or as contemplated by the Agreement or (C) there are no obligations (contingent or otherwise) of the Company or any of its Subsidiaries to repurchase, exchange or otherwise acquire or retire any Stock, except pursuant to the Agreement and the Certificate of Amendment.

       (xiii) To the knowledge of such counsel, except as set forth on the Schedule 4.12 to the Agreement, no legal, regulatory or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the assets of the Company or any of the Subsidiaries is subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and no such material proceedings have been threatened against the Company or any of the Subsidiaries with respect to any of its respective assets or properties.

        (xiv) To the knowledge of such counsel, except as set forth in Schedule ___ and except for the Registration Rights Agreement dated as of ______, 1995 between the Company and Merrill Lynch & Co., no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

                                                                  EXHIBIT E

FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each Purchaser (so long as such Purchaser holds any Preferred Stock or any Underlying Common Stock) and to each holder of at least __% of the outstanding Preferred Stock and each holder of at least __% of the Underlying Common Stock:

          i. as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied [, SUBJECT TO THE ABSENCE OF FOOTNOTE DISCLOSURES AND TO NORMAL YEAR-END ADJUSTMENTS FOR RECURRING ACCRUALS FOR ________ AND ________,] and shall be certified by the Company's Chief Financial Officer;

          ii. accompanying the financial statements referred to in subparagraph (i) an Officer's Certificate stating that there is no Event of Noncompliance (as defined in the Certificate of Amendment) in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Noncompliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          iii. within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing acceptable to the holders of a majority of the outstanding Preferred Stock and the holders of a majority of the Underlying Common Stock, (b) a certificate from such accounting firm, addressed to the Board of Directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the Board of Directors;

          iv. promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

          v. at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

          vi. promptly (but in any event within 5 business days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement to which it or any of its Subsidiaries is a party, any condition or event which is reasonably likely to result in any material liability under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment] or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          vii. within 10 days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

        viii.       with reasonable promptness, such other
               information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information may reasonably request.

Each of the financial statements referred to in subparagraph (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals for ________ and ________ (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

                                                                  EXHIBIT F

          THIS WARRANT WAS ORIGINALLY ISSUED ON JULY __,
          1995 AND HAS NOT BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED, AND MAY
          NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT,
          THE RULES AND REGULATIONS THEREUNDER OR THE
          PROVISIONS OF THIS WARRANT.  THIS WARRANT IS
          ALSO SUBJECT TO A SECURITIES PURCHASE
          AGREEMENT DATED AS OF JULY __, 1995 BETWEEN
          PEOPLES TELEPHONE COMPANY, INC. (THE
          "COMPANY") AND THE PARTIES NAMED THEREIN,
          INCLUDING THE ORIGINAL HOLDER HEREOF.  A COPY
          OF THE SECURITIES AGREEMENT WILL BE FURNISHED
          WITHOUT CHARGE BY THE COMPANY TO THE HOLDER
          HEREOF UPON REQUEST.

                     CONTINGENT STOCK PURCHASE WARRANT

Date of Issuance:  July __, 1995                        Certificate No. W-_


          This Warrant is being issued simultaneously with the issuance of 150,000 shares of the Company's Series C Cumulative Convertible Preferred Stock (the "CONVERTIBLE PREFERRED STOCK"), represented by stock certificate no. _____ (the "SUBJECT SHARES"), to UBS CAPITAL CORPORATION, a New York Corporation ("UBS") pursuant to the Securities Purchase Agreement dated as of July 3, 1995 (the "SECURITIES PURCHASE AGREEMENT"), between PEOPLES TELEPHONE COMPANY, INC. a New York Corporation (the "COMPANY"), and certain investors.

          For value received, the Company hereby grants to UBS or its registered assigns (the "REGISTERED HOLDER") the right to purchase from the Company after an Optional Redemption of any Subject Shares a number of shares of the Company's Common Stock equal to the aggregate number of shares of Common Stock into which the Redeemed Shares were convertible as of the respective Redemption Dates thereof at a price per share equal to $5.25 (the "INITIAL EXERCISE PRICE") (such price as adjusted and readjusted from time to time in accordance with Section 2 hereof).

          Certain capitalized terms used herein are defined in
Section 8 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

          This Warrant is subject to the following provisions:

          SECTION 1.   EXERCISE OF WARRANT.

          1A. EXERCISE PERIOD. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time after the Redemption Date of the Redeemed Shares to which such rights relate, to and including the Scheduled Redemption Date of the Redeemed Shares to which such purchase rights relate, but no later than six years after the Optional Redemption of all outstanding shares of Convertible Preferred Stock (the "EXERCISE PERIOD").

          1B.  EXERCISE PROCEDURE.

               (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "EXERCISE TIME"):

                    (a)  a completed Exercise Agreement, as
     described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "PURCHASER");

                    (b)  this Warrant;

                    (c)  if the Purchaser is not the Registered
     Holder, an Assignment or Assignments in the form set forth in
     EXHIBIT II hereto evidencing the assignment of this Warrant to the Purchaser; and

                    (d) either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "AGGREGATE EXERCISE PRICE"), (2) the surrender to the Company of shares of Common Stock, shares of Convertible Preferred Stock or debt securities of the Company having a value equal to the Aggregate Exercise Price of the Warrant Shares being purchased upon such exercise (provided that for purposes of this subparagraph, the value of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon), or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon such exercise of the Warrant which when multiplied by the Fair Market Value of one Warrant Share is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

               (ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 13 hereof. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new warrant to the Person designated for delivery in the Exercise Agreement.

               (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares at the Exercise Time.

               (iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares (other than transfer taxes payable because the holder of the Warrant
Shares is other than the Registered Holder).

               (v) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, the Purchaser may (but shall not be obligated to) purchase Warrant Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

               (vi) The Company shall assist and cooperate with the Registered Holder or any Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

               (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Change of Control (as defined in the Amended Certificate of Incorporation) or other transaction affecting the Company, such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

               (viii) The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange or the NASDAQ National Market upon which shares of Common Stock or other securities constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued Warrant Shares to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.

               (ix) If the Warrant Shares issuable by reason of exercise of this Warrant are at the time of exercise of this Warrant convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the Purchaser's option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

               (x) The Company shall not, and shall not permit its subsidiaries to, directly or indirectly, by any action (including, without limitation, reincorporation in a jurisdiction other than New York, amending its certificate of incorporation or through any Organic Change (as defined below), issuance or sale of securities or any other voluntary action) avoid or seek to avoid the observance or performance of any of terms of this Warrant or impair or diminish its value (except for any action which ratably affects all Warrant Shares and shares of Common Stock), but shall at all times in good faith assist in the carrying out of all such terms of this Warrant. Without limiting the generality of the foregoing, the Company shall (a) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant and (b) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of causing a material portion of the purchase rights represented hereby to become exercisable for less than one share of Common Stock.

          1C. EXERCISE AGREEMENT. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth in EXHIBIT I hereto, except that if the Warrant Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

          SECTION 2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 (as so adjusted, the "EXERCISE PRICE"), and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, each as provided in this Section 2.

          2A. If and whenever on or after the Date of Issuance the Company issues or sells, or in accordance with Section 2C is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Exercise Price shall be reduced to the Exercise Price determined by dividing (i) the sum of (1) the product derived by multiplying the

Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Company upon such issue or sale, by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          2B. Notwithstanding the foregoing, there shall be no adjustment in the Exercise Price as a result of any issue or sale (or deemed issue or sale) of (i) shares of Common Stock upon conversion of the Preferred Stock in accordance with the terms thereof as in effect as of the Date of Issuance, (ii) shares of Common Stock pursuant to exercise of stock options, warrants and other rights to acquire Common Stock described in Schedule 4.3 to the Securities Purchase Agreement (as such number of shares is proportionately adjusted for subsequent stock splits, combinations of shares and stock dividends affecting the Common Stock), in each case pursuant to the terms thereof as in effect on the date of the Securities Purchase Agreement or as such terms may thereafter be adjusted as described in Schedule 4.3 thereto, (iii) shares of Common Stock upon exercise of stock options granted to employees and directors of the Company and its Subsidiaries pursuant to the terms of stock option plans and stock ownership plans approved by the Company's Board of Directors, and (iv) shares of Common Stock as consideration for the acquisition of any interest in any business or company from a Person other than an Affiliate (A) which acquisition is not prohibited pursuant to the Securities Purchase Agreement, and (B) so long as the Fair Market Value of one Warrant Share as of the closing of such acquisition exceeds $4.50 per share (as such price is proportionately adjusted for subsequent stock splits, combinations of shares and stock dividends affecting the Warrant Shares) and so long as the Fair Market Value of one Warrant Share has not at any time from the Date of Issuance through such time been equal to greater than $5.25 per share (as so adjusted).

          2C. EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under Section
2B, the following shall be applicable:

               (1) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such

Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (2) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

               (3) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be immediately adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2C, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Exercise Price hereunder to be increased.

               (4) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Exercise Price then in effect hereunder shall be adjusted immediately to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this Section 2C, the expiration or termination of any Option or Convertible Security which was outstanding as of the Date of Issuance shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Date of Issuance.

               (5) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Fair Market Value thereof as of the date of receipt. If any Common Stock,

Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the holders of a majority of the outstanding Warrants. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of the outstanding Warrants. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

               (6) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

               (7) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (8) RECORD DATE. If the Company takes a record of the holders of Common Stock for the purpose of entitling them
(i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          2D. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

          2E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of a majority of the Warrants) to ensure that each Registered Holder of Warrant(s) shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrant(s), such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had exercised its Warrants immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provision (in form and substance satisfactory to the Registered Holders of a majority of the Warrants then outstanding) to insure that the provisions of this Section 2 and Section 5 hereof shall thereafter be applicable to the Warrants (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of Warrant Shares acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change). The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change assumes by written instrument (in form and substance reasonably satisfactory to the Registered Holders of a majority of the Warrants then outstanding) the obligation to deliver to each Registered Holder of Warrant(s) such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire.

          2F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Registered Holder of this Warrant; provided that no adjustment shall be made for stock appreciation rights and phantom stock rights granted to employees pursuant to employee benefit plans approved by the Company's Board of Directors; and provided further that no such adjustment shall increase the Exercise Price as otherwise determined pursuant to this Section 2 or decrease the number of Warrant Shares issuable upon conversion of any Warrant.

          2G.  NOTICES.

          (i) Promptly after any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered
Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which any Organic Change shall take place.

        (iii) The Company shall also give written notice to the Registered Holder at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

          SECTION 3.  LIQUIDATING DIVIDENDS.  If the Company
declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "LIQUIDATING DIVIDEND"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Warrant Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          SECTION 4. PURCHASE RIGHTS. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then each holder of Warrants shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of Warrant Shares acquirable upon conversion of such holder's Warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          SECTION 5. NO VOTING RIGHTS; LIMITATIONS OF LIABILITY. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

          SECTION 6. TRANSFERABILITY. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of EXHIBIT II hereto) at the principal office of the Company.

          SECTION 7. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. At the request of the Registered Holder (pursuant to a transfer of Warrants or otherwise), this Warrant may be exchanged for one or more Warrants to purchase Common Stock. The date the Company initially issues Warrants pursuant to the Securities Purchase Agreement shall be deemed to be the "DATE OF ISSUANCE" regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "WARRANTS."

          SECTION 8. DEFINITIONS. The following terms have the meanings set forth below:

          "AFFILIATE" means with respect to any Person, any other
Person directly or indirectly controlling or controlled by or is under direct or indirect control with such specified Person.

          "AMENDED CERTIFICATE OF INCORPORATION" means the
Company's Amended Certificate of Incorporation filed with the Secretary of the State of New York on July __, 1995.

          "COMMON STOCK" means the Company's Common Stock, $.01 par value per share, or any securities into which such Common Stock is hereafter converted or exchanged.

          "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2C(1) and 2C(2) hereof.

          "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock, other than any such securities referred to in Section 2B above.

          "FAIR MARKET VALUE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed or as reported on the NASDAQ National Market, or, if there has been no sales on any such exchange or reported on the NASDAQ National Market on any day, the average of the highest bid and lowest asked prices on all such exchanges or reported at the end of such day, or, if on any day such security is not so listed or included in the NASDAQ National Market, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Fair Market Value" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ National Market, the NASDAQ Stock Market or the over-the-counter market, the "Fair Market Value" shall be the fair value thereof determined jointly by the Company and the Registered Holders of a majority of the Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the Registered Holders of a majority of the Warrants. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

          "OPTIONAL REDEMPTION" means a redemption of all or any portion of the Subject Shares pursuant to Section D2 of the Amended Certificate of Incorporation.

          "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities other than rights, warrants or options referred to in Section 2B above.

          "PERSON" means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PREFERRED STOCK" means the Cumulative Convertible
Preferred Stock issued pursuant to the Securities Purchase
Agreement.

          "REDEEMED SHARES" means the aggregate number of Subject
Shares redeemed by the Company pursuant to any Optional Redemption.

            "REDEMPTION DATE" and "SCHEDULED REDEMPTION DATE" shall have the meanings set forth in the terms of the Convertible
Preferred Stock in the Amended Certificate of Incorporation.

          "REGISTERED HOLDER" means the holder of this Warrant as reflected in the records of the Company maintained pursuant to
Section 13.

          "WARRANT SHARES" means shares of the Company's Common Stock issuable upon exercise of the Warrant; PROVIDED, that if the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

          SECTION 9. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          SECTION 10. NOTICES. Except as otherwise expressly provided herein, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Company, at its principal executive offices and (ii) to a Registered Holder, at such Registered

Holder's address as it appears in the records of the Company
(unless otherwise indicated by any such Registered Holder).

          SECTION 11.    AMENDMENT AND WAIVER.  No amendment,
modification or waiver will be binding or effective with respect to any provision of this Warrant without the prior written consent of the Registered Holders of the Warrants then outstanding.

          SECTION 12. WARRANT REGISTER. The Company shall maintain at its principal executive offices a register for the registration of transfer of Warrants. Upon the surrender of any certificate representing Warrants at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Warrant Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Warrant Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

          SECTION 13. FRACTIONS OF SHARES. If any fractional interest in a Warrant Share would, except for the provisions of this subparagraph, be delivered upon any exercise of the Warrant, at the request of the Registered Holder the Company, in lieu of delivering the fractional share therefor, shall pay an amount to the Registered Holder thereof equal to the Fair Market Value of such fractional interest as of the date of exercise.

          SECTION 14. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                 * * * * *

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.

                              PEOPLES TELEPHONE COMPANY, INC.

                              By:  _________________________
                              Name:
                              Title:

Attest:

____________________________
    Assistant Secretary

                                                             EXHIBIT I

                            EXERCISE AGREEMENT

To:                                     Dated:

         The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                     Signature ____________________

                                     Address ______________________

                                                            EXHIBIT II

                                ASSIGNMENT

         FOR VALUE RECEIVED, _____________________________ hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

NAMES OF ASSIGNEE         ADDRESS                  NO. OF SHARES

Dated:                               Signature _______________________

                                               _______________________

                                     Witness   _______________________